                                                            Exhibit (4)(c)(1)
                               CREDIT AGREEMENT



                                by and between




                              B.B. WALKER COMPANY


                                      and


                               MELLON BANK, N.A.





                                August 15, 1995

TABLE OF CONTENTS


ARTICLE 1 - DEFINITIONS; CONSTRUCTION.........................................
     1.01. Certain Definitions................................................
     1.02. Construction.......................................................

ARTICLE 2 - THE CREDITS.......................................................
     2.01. Revolving Credit Loans.............................................
     2.02. Borrowing Base.....................................................
     2.03. Letters of Credit..................................................
     2.04. Term Loan..........................................................
     2.05. Collections, Disbursements & Borrowing Availability................
     2.06. Interest Rates.....................................................
     2.07. Prepayments Generally..............................................
     2.08. Optional Prepayments...............................................
     2.09. Mandatory Prepayments..............................................
     2.10. Optional Interest Payment Dates....................................
     2.11. Default Rate of Interest...........................................
     2.12. Fees...............................................................
     2.13. Additional Compensation in Certain Circumstances...................
     2.14. Taxes..............................................................

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES....................................
     3.01. Corporate Status...................................................
     3.02. Corporate Power and Authorization..................................
     3.03. Execution and Binding Effect.......................................
     3.04. Governmental Approvals and Filings.................................
     3.05. Absence of Conflicts...............................................
     3.06. Audited Financial Statements.......................................
     3.07. Interim Financial Statements.......................................
     3.08. Absence of Undisclosed Liabilities.................................
     3.09. Absence of Material Adverse Changes................................
     3.10. Accurate and Complete Disclosure...................................
     3.11. Projections........................................................
     3.12. Solvency...........................................................
     3.13. Margin Regulations.................................................
     3.14. Partnerships, Etc..................................................
     3.15. Ownership and Control..............................................
     3.16. Litigation.........................................................
     3.17. Absence of Events of Default.......................................
     3.18. Absence of Other Conflicts.........................................
     3.19. Insurance..........................................................
     3.20. Title to Property..................................................
     3.21. Intellectual Property..............................................
     3.22. Taxes..............................................................
     3.23. Employee Benefits..................................................
     3.24. Environmental Matters..............................................
     3.25. ESOP Matters.......................................................
     3.26. Outstanding Letters of Credit......................................
     3.27. Dissolution of B.B. Walker Company of Virginia.....................

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ARTICLE 4 - CONDITIONS OF LENDING.............................................
     4.01. Conditions to Initial Loans........................................
     4.02. Conditions to All Loans............................................

ARTICLE 5 - AFFIRMATIVE COVENANTS
     5.01. Basic Reporting Requirements.......................................
     5.02. Insurance..........................................................
     5.03. Payment of Taxes and Other Potential Charges and
            Priority Claims...................................................
     5.04. Preservation of Corporate Status...................................
     5.05. Governmental Approvals and Filings.................................
     5.06. Maintenance of Properties..........................................
     5.07. Avoidance of Other Conflicts.......................................
     5.08. Financial Accounting Practices.....................................
     5.09. Use of Proceeds....................................................
     5.10. Continuation of or Change in Business..............................
     5.11. Consolidated Tax Return............................................
     5.13. Bank Accounts......................................................
     5.14. Possession of Instruments and Chattel Paper........................

ARTICLE 6 - NEGATIVE COVENANTS................................................
     6.01. Financial Covenants................................................
     6.02. Liens..............................................................
     6.03. Indebtedness.......................................................
     6.04. Guaranties, Indemnities, etc.......................................
     6.05. Loans, Advances and Investments....................................
     6.06. Accounts at Other Institutions.....................................
     6.07. Dividends and Related Distributions................................
     6.08. Sale-Leasebacks....................................................
     6.09. Leases.............................................................
     6.10. Mergers, Acquisitions, etc.........................................
     6.11. Dispositions of Properties.........................................
     6.12. Issuance of Subsidiary Stock.......................................
     6.13. Dealings with Affiliates...........................................
     6.14. Limitations on Modification of Certain Agreements
           and Instruments....................................................
     6.15. Limitation on Payments and Modification of
           Restricted Indebtedness............................................
     6.16. Limitation on Other Restrictions on Liens..........................
     6.17. Limitation on Other Restrictions on Amendment of
           the Loan Documents, etc............................................

ARTICLE 7 - DEFAULTS..........................................................
     7.01. Events of Default..................................................
     7.02. Consequences of an Event of Default................................

ARTICLE 8- MISCELLANEOUS......................................................
     8.01. Holidays...........................................................
     8.02. Records............................................................
     8.03. Amendments and Waivers.............................................
     8.04. No Implied Waiver; Cumulative Remedies.............................
     8.05. Notices............................................................
     8.06. Expenses; Taxes; Indemnity.........................................

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     8.07. Severability.......................................................
     8.08. Prior Understandings...............................................
     8.09. Duration; Survival.................................................
     8.10. Counterparts.......................................................
     8.11. Limitation on Payments.............................................
     8.12. Set-Off............................................................
     8.13. Sharing of Collections.............................................
     8.14. Successors and Assigns; Participations; Assignments................
     8.15. Governing Law; Submission to Jurisdiction:
           Waiver of Jury Trial...............................................

                               CREDIT AGREEMENT
                               ----------------
     THIS CREDIT AGREEMENT (this "Agreement"), dated as of August 15, 1995, by and between B.B. WALKER COMPANY, a North Carolina corporation (the "Borrower"), and MELLON BANK, N.A., a national banking association (the "Lender").

                                   RECITALS

          A. The Borrower has requested that the Lender establish certain credit facilities for the Borrower in order to provide working capital financing and to refinance certain existing indebtedness.

          B. The Lender is willing to establish these facilities under the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

                     ARTICLE  - DEFINITIONS; CONSTRUCTION

     1.01. CERTAIN DEFINITIONS. In addition to other words and terms defined elsewhere in this Agreement, as used herein the following words and terms shall have the following meanings, respectively, unless the context hereof otherwise clearly requires:

     "ACCOUNT" shall mean any right to payment for goods sold or leased or for services rendered, as defined in the Uniform Commercial Code as in effect in the State of North Carolina, and which is not evidenced by an instrument or chattel paper, whether or not it has been earned by performance.

     "AFFILIATE" of a Person (the "Specified Person") shall mean (a) any Person which directly or indirectly controls, or is controlled by, or is under common control with, the Specified Person, (b) any director or officer (or, in the case of a Person which is not a corporation, any individual having analogous powers) of the Specified Person or of a Person who is an Affiliate of the Specified Person within the meaning of the preceding clause (a), and
(c) for each individual who is an Affiliate of the Specified Person within the meaning of the foregoing clauses (a) or (b), any other individual related to such Affiliate by consanguinity within the third degree or in a step or adoptive relationship within such third degree or related by affinity with such Affiliate or any such individual. For purposes of the preceding sentence, "CONTROL" of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     "ASHEBORO DEED OF TRUST" shall have the meaning set forth in Section 4.01(d) hereof.

     "BORROWING BASE" shall have the meaning set forth in Section 2.02 hereof.

     "BUSINESS DAY" shall mean any day other than a Saturday, Sunday, public holiday under the laws of the Commonwealth of Pennsylvania or other day on which banking institutions are authorized or obligated to close in a city in which is located an office of the Lender.

     "CAPITAL EXPENDITURES" of any Person shall mean, for any period, all expenditures (whether paid in cash or accrued as liabilities during such period) of such Person during such period which would be classified as capital expenditures in accordance with GAAP (including, without limitation, expenditures for maintenance and repairs which are capitalized, and Capitalized Leases to the extent an asset is recorded in connection therewith in accordance with GAAP).


     "CAPITALIZED LEASE" shall mean at any time any lease which is, or is required under GAAP to be, capitalized on the balance sheet of the lessee at such time, and "CAPITALIZED LEASE OBLIGATION" of any Person at any time shall mean the aggregate amount which is, or is required under GAAP to be, reported as a liability on the balance sheet of such Person at such time as lessee under a Capitalized Lease.

     "CASH COLLATERAL ACCOUNT" shall have the meaning set forth in Section 2.05(a) hereof.

     "CASH EQUIVALENT INVESTMENTS" shall mean any of the following, to the extent acquired for investment and not with a view to achieving trading profits: (a) obligations fully backed by the full faith and credit of the United States of America maturing not in excess of nine months from the date of acquisition, (b) commercial paper maturing not in excess of nine months from the date of acquisition and rated "P-1" by Moody's Investors Service or "A-1" by Standard & Poor's Corporation on the date of acquisition, and (c) the following obligations of any domestic commercial bank having capital and surplus in excess of $500,000,000, which has, or the holding company of which has, a commercial paper rating meeting the requirements specified in clause
(b) above: (i) time deposits, certificates of deposit and acceptances maturing not in excess of nine months from the date of acquisition, or (ii) repurchase obligations with a term of not more than seven days for underlying securities of the type referred to in clause (a) above.

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     "CERCLA" shall mean the Comprehensive Environmental Response,
Compensation and Liability Act, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time.

     "CERCLIS" shall mean the Comprehensive Environmental Response, Compensation and Liability Information System List, as the same may be amended from time to time.

     "CHANGE OF MANAGEMENT" shall mean that a majority of the Board of Directors of the Borrower shall be other than those who were directors on the date hereof, or Kent T. Anderson or William C. Massie shall die, become disabled, shall be terminated from employment with the Borrower (voluntarily or involuntarily), or for any reason shall cease to serve as Chairman/President/CEO and Vice President of Finance/Administration, respectively, of the Borrower, having duties and responsibilities substantially similar to those held by them on the date hereof.

     "CLOSING DATE" shall mean August 15, 1995.

     "CODE" means the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

     "COLLATERAL" shall mean the property from time to time subject to or purported to be subject to the Liens of the Security Documents.

     "COLLATERAL MANAGEMENT FEE" shall have the meaning set forth in Section 2.12(c) hereof.

     "COMMITMENTS" of the Lender shall mean the Revolving Credit Commitment and the Term Loan Commitment.

     "CONSOLIDATED CURRENT ASSETS" at any time shall mean the "current assets" of the Borrower and its consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP excluding prepaid expenses, advanced payments on goods not yet delivered, and monies held in environmental or reclamation escrow accounts to the extent included in "current assets".

     "CONSOLIDATED CURRENT LIABILITIES" at any time shall mean the "current liabilities" of the Borrower and its consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP, except that Current Liabilities shall include the aggregate amount of the Revolving Credit Loans to the extent not included in "current liabilities" in conformity with GAAP.

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     "CONSOLIDATED CURRENT RATIO" at any time shall mean the ratio of the
Consolidated Current Assets at such time to the Consolidated Current Liabilities at such time.

     "CONSOLIDATED LEVERAGE RATIO" at any time shall mean the ratio of aggregate Indebtedness of the Borrower and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, to Consolidated Tangible Net Worth.

     "CONSOLIDATED NET INCOME" for any period shall mean the net earnings (or loss) after taxes of the Borrower and its consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

     "CONSOLIDATED TANGIBLE NET WORTH" at any time shall mean the total amount of stockholders' equity of the Borrower and its consolidated subsidiaries at such time determined in accordance with GAAP, except that there shall be deducted therefrom the book value of all intangible assets of the Borrower and its consolidated Subsidiaries at such time determined on a consolidated basis in accordance with GAAP.

     "CONSOLIDATED WORKING CAPITAL" at any time shall mean Consolidated Current Assets at such time minus Consolidated Current Liabilities at such time.

     "CONTROLLED GROUP MEMBER" shall mean each trade or business (whether or not incorporated) which together with the Borrower or is treated as a single employer under Sections 4001(a)(14) or 4001(b)(1) of ERISA or Sections 414(b),
(c), (m) or (o) of the Code.

     "COPYRIGHT ASSIGNMENT" shall have the meaning set forth in Section 4.01(c) hereof.

     "CORRESPONDING SOURCE OF FUNDS" shall mean in the case of any Funding Segment of the LIBOR Rate Portion, the proceeds of hypothetical receipts by a Notional LIBOR Rate Funding Office or by a Lender through a Notional LIBOR Rate Funding Office of one or more Dollar deposits in the interbank eurodollar market at the beginning of the LIBOR Rate Funding Period corresponding to such Funding Segment having maturities approximately equal to such LIBOR Rate Funding Period and in an aggregate amount approximately equal to such Lender's Pro Rata share of such Funding Segment.

     "CROSS-DEFAULT EVENT" shall have the meaning set forth in Section 7.01(f) hereof.

     "CROSS-DEFAULT OBLIGATION" shall have the meaning set forth in Section 7.01(f) hereof.

     "DILUTION" shall have the meaning set forth in Section 2.02(e) hereof.

     "DOLLAR," "DOLLARS" and the symbol "$" shall mean lawful money of the United States of America.

     "ELIGIBLE FINISHED GOODS INVENTORY" shall have the meaning set forth in
Section 2.02(f) hereof.

     "ELIGIBLE INVENTORY" shall have the meaning set forth in Section 2.02(f).

     "ELIGIBLE RAW MATERIALS INVENTORY" shall have the meaning set forth in
Section 2.02(f) hereof.


     "ELIGIBLE RECEIVABLES" shall have the meaning set forth in Section 2.02(d) hereof.

     "ELIGIBLE RETAIL INVENTORY" shall have the meaning set forth in Section 2.02(f) hereof.

     "ENVIRONMENTAL AFFILIATE" shall mean, with respect to any Person, any other Person whose liability (contingent or otherwise) for any Environmental Claim such Person has retained, assumed or otherwise is liable for (by Law, agreement or otherwise).

     "ENVIRONMENTAL APPROVALS" shall mean any Governmental Action pursuant to or required under any Environmental Law.

     "ENVIRONMENTAL CLAIM" shall mean, with respect to any Person, any action, suit, proceeding, investigation, notice, claim, complaint, demand, request for information or other communication (written or oral) by any other Person (including but not limited to any Governmental Authority, citizens' group or present or former employee of such Person) alleging, asserting or claiming any actual or potential (a) violation of any Environmental Law, (b) liability under any Environmental Law or (c) liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, fines or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Environmental Concern Materials at any location, whether or not owned by such Person.

     "ENVIRONMENTAL CLEANUP SITE" shall mean any location which is listed or proposed for listing on the National Priorities List, on CERCLIS or on any similar state list of sites requiring investigation or cleanup, or which is the subject of any pending or threatened action, suit, proceeding or investigation related to or arising from any alleged violation of any Environmental Law.

     "ENVIRONMENTAL CONCERN MATERIALS" shall mean (a) any flammable substance, explosive, radioactive material, hazardous material, hazardous waste, toxic substance, solid waste, pollutant, contaminant or any related material, raw material, substance, product or by-product of any substance specified in or regulated or otherwise affected by any Environmental Law (including but not limited to any "hazardous substance" as defined in CERCLA or any similar state
Law), (b) any toxic chemical or other substance from or related to industrial, commercial or institutional activities, and (c) asbestos, gasoline, diesel fuel, motor oil, waste and used oil, heating oil and other petroleum products or compounds, polychlorinated biphenyls, radon and urea formaldehyde.

     "ENVIRONMENTAL LAW" shall mean any Law, whether now existing or subsequently enacted or amended, relating to (a) pollution or protection of the environment, including natural resources, (b) exposure of Persons, including but not limited to employees, to Environmental Concern Materials,
(c) protection of the public health or welfare from the effects of products, by-products, wastes, emissions, discharges or releases of Environmental Concern Materials or (d) regulation of the manufacture, use or introduction into commerce of Environmental Concern Materials including their manufacture, formulation, packaging, labeling, distribution, transportation, handling, storage or disposal. Without limitation, "ENVIRONMENTAL LAW" shall also include any Environmental Approval and the terms and conditions thereof.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

     "ESOP" shall mean the Employee Stock Ownership Plan of B.B. Walker Company, originally effective as of November 1, 1976 and as subsequently amended.


     "EVENT OF DEFAULT" shall mean any of the Events of Default described in
Section 7.01 hereof.

     "FUNDING BREAKAGE DATE" shall have the meaning set forth in Section 2.13 hereof.

     "FUNDING BREAKAGE INDEMNITY" shall have the meaning set forth in Section
2.13 hereof.

     "FUNDING PERIOD" or "FUNDING PERIODS" shall have the meaning set forth in
Section 2.06(d) hereof.

     "FUNDING SEGMENT" of the LIBOR Rate Portion of the Revolving Credit Loans or the Term Loan at any time shall mean the entire principal amount of such Portion to which at the time in question there is applicable a particular Funding Period (as defined in Section 2.06(d) hereof) beginning on a particular day and ending on a particular day. (By definition, each such Portion is at all times composed of an integral number of discrete Funding Segments and the sum of the principal amounts of all Funding Segments of any such Portion at any time equals the principal amount of such Portion at such time.)

     "GAAP" shall mean generally accepted accounting principles in the United States, in effect from time to time, consistently applied and maintained.

     "GOVERNMENTAL ACTION" shall have the meaning set forth in Section 3.04 hereof.

     "GOVERNMENTAL AUTHORITY" shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

     "GUARANTOR" shall mean Bender Shoe Company, a Pennsylvania corporation.

     "GUARANTY SECURITY AGREEMENT" shall having the meaning set forth in
Section 4.01(c) hereof.

     "GUARANTY AND SURETYSHIP AGREEMENT" shall have the meaning set forth in
Section 4.01(c) hereof.

     "GUARANTY EQUIVALENT" shall have the meaning set forth below: A Person (the "DEEMED GUARANTOR") shall be deemed to subject to a Guaranty Equivalent in respect of any indebtedness, obligation or liability (the "ASSURED OBLIGATION") of another Person (the "DEEMED OBLIGOR") if the Deemed Guarantor directly or indirectly guarantees, becomes surety for, endorses, assumes, agrees to indemnify the Deemed Obligor against, or otherwise agrees, becomes or remains liable (contingently or otherwise) for, such Assured Obligation. Without limitation, a Guaranty Equivalent shall be deemed to exist if a Deemed Guarantor agrees, becomes or remains liable (contingently or otherwise), directly or indirectly: (a) to purchase or assume, or to supply funds for the payment, purchase or satisfaction of, an Assured Obligation, (b) to make any loan, advance, capital contribution or other investment in, or to purchase or lease any property or services from, a Deemed Obligor (i) to maintain the solvency of the Deemed Obligor, (ii) to enable the Deemed Obligor to meet any other financial condition, (iii) to enable the Deemed Obligor to satisfy any Assured Obligation or to make any Stock Payment or any other payment, or (iv) to assure the holder of such Assured Obligation against loss, (c) to purchase or lease property or services from the Deemed Obligor regardless of the non-delivery of or failure to furnish of such property or services, (d) in a transaction having the characteristics of a take-or-pay or throughput contract or as described in paragraph 6 of FASB Statement of Financial Accounting Standards No. 47, or (e) in respect of any other transaction the effect of which is to assure the payment or performance (or payment of damages or other remedy in the event of nonpayment or nonperformance) of any Assured Obligation.

     "INDEBTEDNESS" of a Person shall mean:

          (a) All obligations on account of money borrowed by, or credit extended to or on behalf of, or for or on account of deposits with or advances to, such Person;

          (b) All obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

          (c) All obligations of such Person for the deferred purchase price of property or services;

          (d) All obligations secured by a Lien on property owned by such Person (whether or not assumed); and all obligations of such Person under Capitalized Leases (without regard to any limitation of the rights and remedies of the holder of such Lien or the lessor under such Capitalized Lease to repossession or sale of such property);

          (e) The face amount of all letters of credit issued for the account of such Person and, without duplication, the unreimbursed amount of all drafts drawn thereunder, and all other obligations of such Person associated with such letters of credit or draws thereon;

          (f) All obligations of such Person in respect of acceptances or similar obligations issued for the account of such Person;

          (g) All obligations of such Person under a product financing or similar arrangement described in paragraph 8 of FASB Statement of Accounting Standards No. 49 or any similar requirement of GAAP; and

          (h) All obligations of such Person under any interest rate or currency protection agreement, interest rate or currency future, interest rate or currency option, interest rate or currency swap or cap or other interest rate or currency hedge agreement.

     "INDEMNIFIED PARTIES" shall mean the Lender, its respective affiliates, and the directors, officers, employees, attorneys and agents of each of the foregoing.

     "INITIAL COMMITMENT FEE" shall have the meaning set forth in Section 2.12(a) hereof.

     "INVENTORY BASED LOANS" shall have the meaning set forth in Section 2.02(b) hereof.

     "INVENTORY TURNOVER" shall mean the Borrower's annualized cost of goods sold for the period measured, divided by the FIFO book value of the Borrower's inventory as of the last day of such period, expressed on a calendar day basis.

     "LAW" shall mean any law (including common law), constitution, statute, treaty, convention, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.

     "L/C" or "L/Cs" shall have the meaning set forth in Section 2.03(a) hereof.

     "L/C FEES" shall have the meaning set forth in Section 2.12(e) hereof.

     "LIBOR RATE" shall have the meaning set forth in Section 2.06(a)(ii) hereof.

     "LIBOR RATE OPTION" shall have the meaning set forth in Section 2.06(a)(ii) hereof.

     "LIBOR RATE PORTION" of any Loan or Loans shall mean at any time the portion, including the whole, of such Loan or Loans bearing interest at any time under the LIBOR Rate Option or at a rate calculated by reference to the LIBOR Rate under Section 2.11 hereof. If no Loan or Loans is specified, "LIBOR RATE PORTION" shall refer to the LIBOR Rate Portion of all Loans outstanding at such time.

     "LIBOR RATE RESERVE PERCENTAGE" shall have the meaning set forth in
Section 2.06(a)(ii) hereof.

     "LIEN" shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

     "LOAN" shall mean any loan by the Lender to the Borrower under this Agreement, and "LOANS" shall mean all Loans made by the Lender under this Agreement.

     "LOAN DOCUMENTS" shall mean this Agreement, the Notes, and the Security Documents and all other agreements and instruments extending, renewing, refinancing or refunding any indebtedness, obligation or liability arising under any of the foregoing, in each case as the same may be amended, modified or supplemented from time to time hereafter.

     "LOAN PARTY" shall mean the Borrower and the Guarantor.

     "LOCKBOX" shall have the meaning set forth in Section 2.05(a) hereof.

     "LOCKBOX AGREEMENT" shall have the meaning set forth in Section 2.05(a) hereof.

     "LONDON BUSINESS DAY" shall mean a day for dealing in deposits in Dollars by and among banks in the London interbank market and which is a Business Day.

     "MATERIAL ADVERSE EFFECT" shall mean: (a) a material adverse effect on the Collateral or on the business, operations, condition (financial or otherwise) or prospects of the Borrower or any Subsidiary, (b) a material adverse effect on the ability of the Borrower or any Subsidiary to perform or comply with any of the terms and conditions of any Loan Document, or (c) a material adverse effect on the legality, validity, binding effect, enforceability or admissibility into evidence of any Loan Document, or the ability of the Lender to enforce any rights or remedies under or in connection with any Loan Document.

     "MERCHANDISE L/C" shall have the meaning set forth in Section 2.03(a) hereof.

     "MULTIEMPLOYER PLAN" shall mean any employee benefit plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower or any Controlled Group Member has or had an obligation to contribute.

     "NET CASH PROCEEDS" with respect to any property shall mean cash or cash equivalents received by the Borrower or any Subsidiary from the sale, lease or other disposition of such property, MINUS the sum of (a) expenses reasonably incurred in respect of such sale, lease or other disposition, (b) any sales or transfer taxes payable as a result of such sale, and (c) the amount required to discharge any indebtedness or obligation secured by a Lien on such property and required to be discharged in connection with such sale, lease or other disposition.

     "NET VALUE" with regard to Eligible Receivables and Eligible Inventory shall have the meaning set forth in Section 2.02(d) and 2.02(f), respectively.


     "NOTE" or "NOTES" shall mean the Revolving Credit Note and the Term Loan Note as the case may be, of the Borrower executed and delivered under this Agreement, together with all extensions, renewals, refinancings or refundings of any thereof in whole or part.

     "NOTIONAL LIBOR RATE FUNDING OFFICE" shall mean any branch, subsidiary or affiliate of the Lender which the Lender shall have deemed to have made, maintained or funded any part of the LIBOR Rate Portion of the Loans.

     "OBLIGATIONS" shall mean all indebtedness, obligations and liabilities of the Borrower to the Lender from time to time arising under or in connection with or related to or evidenced by or secured by or under color of this Agreement or any other Loan Document, and all extensions, renewals or refinancings thereof, whether such indebtedness, obligations or liabilities are direct or indirect, otherwise secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising. Without limitation of the foregoing, such indebtedness, obligations and liabilities include the principal amount of Loans, interest, fees, indemnities or expenses under or in connection with this Agreement or any other Loan Document, and all extensions, renewals and refinancings thereof, whether or not such Loans were made in compliance with the terms and conditions of this Agreement or in excess of the obligation of the Lender to lend. Obligations shall remain Obligations notwithstanding any assignment or transfer or any subsequent assignment or transfer of any of the Obligations or any interest therein.

     "OPERATING ACCOUNT" shall have the meaning set forth in Section 2.05(a).

     "OPTION" shall mean either the Prime Rate Option or the LIBOR Rate Option, as the case may be.

     "OVERADVANCE" or "OVERADVANCES" shall have the meaning set forth in
Section 2.02(c) hereof.

     "OVERADVANCE AMOUNT" shall mean Seven Hundred Fifty Thousand Dollars ($750,000).

     "OVERADVANCE FEE" shall have the meaning set forth in Section 2.12(d) hereof.

     "OVERADVANCE PERIOD" shall mean the period from March 1 through November 30 of any year prior to the Revolving Credit Maturity Date.

     "OVERADVANCE RATE" shall have the meaning set forth in Section 2.06(c) hereof.

     "PARTICIPANTS" shall have the meaning set forth in Section 8.13 hereof.

     "PATENT ASSIGNMENT" shall have the meaning set forth in Section 4.01(c) hereof.

     "PBGC" means the Pension Benefit Guaranty Corporation established under Title IV of ERISA or any other governmental agency, department or instrumentality succeeding to the functions of said corporation.

     "PDCME LOAN" shall mean the equipment financing in an amount not to exceed $265,000 to be provided to the Borrower or Guarantor by the Pennsylvania Department of Commerce Machinery and Equipment Loan Fund.

     "PENSION-RELATED EVENT" shall mean any of the following events or conditions:
          (a) Any action is taken by any Person (i) to terminate, or which would result in the termination of, a Plan, either pursuant to its terms or by operation of law (including, without limitation, any amendment of a Plan which would result in a termination under Section 4041(e) of ERISA), or (ii) to have a trustee appointed for a Plan pursuant to Section 4042 of ERISA;

          (b) PBGC notifies any Person of its determination that an event described in Section 4042 of ERISA has occurred with respect to a Plan, that a Plan should be terminated, or that a trustee should be appointed for a Plan;

          (c)  Any Reportable Event occurs with respect to a Plan;

          (d) Any action occurs or is taken which could result in the Borrower or any Loan Party becoming subject to liability for a complete or partial withdrawal by any Person from a Multiemployer Plan (including, without limitation, seller liability incurred under Section 4204(a)(2) of ERISA), or the Borrower, any Loan Party or any Controlled Group Member receives from any Person a notice or demand for payment on account of any such alleged or asserted liability; or

          (e) (i) There occurs any failure to meet the minimum funding standard under Section 302 of ERISA or Section 412 of the Code with respect to a Plan, or any tax return is filed showing any tax payable under Section 4971(a) of the Code with respect to any such failure, or any Borrower, any Loan Party or any Controlled Group Member receives a notice of deficiency from the Internal Revenue Service with respect to any alleged or asserted such failure, or (ii) any request is made by any Person for a variance from the minimum funding standard, or an extension of the period for amortizing unfunded liabilities, with respect to a Plan.

     "PERMITTED LIENS" shall have the meaning set forth in Section 6.02 hereof.

     "PERSON" shall mean an individual, corporation, partnership, trust, unincorporated association, joint venture, joint-stock company, Governmental Authority or any other entity.

     "PLAN" means any employee pension benefit plan within the meaning of
Section 3(2) of ERISA (other than a Multiemployer Plan) covered by Title IV of ERISA by reason of Section 4021 of ERISA, of which the Borrower, any Loan Party or any Controlled Group Member is or has been within the preceding five years a "contributing sponsor" within the meaning of Section 4001(a)(13) of ERISA, or which is or has been within the preceding five years maintained for employees of the Borrower, any Loan Party or any Controlled Group Member.

     "PORTION" shall mean the Prime Rate Portion or the LIBOR Rate Portion, as the case may be.

     "POSTRETIREMENT BENEFITS" shall mean any benefits, other than retirement income, provided by the Borrower or any Loan Party to retired employees, or to their spouses, dependents or beneficiaries, including, without limitation, group medical insurance or benefits, or group life insurance or death benefits.

     "POSTRETIREMENT BENEFIT OBLIGATION" shall mean that portion of the actuarial present value of all Postretirement Benefits expected to be provided by the Borrower or any Loan Party which is attributable to employees' service rendered to the date of determination (assuming that such liability accrues ratably over an employee's working life to the earlier of his date of retirement or the date on which the employee would first become eligible for full benefits), reduced by the fair market value as of the date of determination of any assets which are segregated from the assets of the Borrower or such Loan Party and which have been restricted so that they cannot be used for any purpose other than to provide Postretirement Benefits or to defray related expenses.

     "POTENTIAL DEFAULT" shall mean any event or condition which with notice, passage of time or a determination by the Lender, or any combination of the foregoing, would constitute an Event of Default.

     "PRIME RATE" as used herein, shall mean the interest rate per annum announced from time to time by the Lender, as its prime rate. The Prime Rate may be greater or less than other interest rates charged by the Lender to other borrowers and is not solely based or dependent upon the interest rate which the Lender may charge any particular borrower or class of borrowers.

     "PRIME RATE OPTION" shall have the meaning given in Section 2.06(a)(i) hereof.

     "PRIME RATE PORTION" of any Loan or Loans shall mean at any time the portion, including the whole, of such Loan or Loans bearing interest at such time at the Prime Rate Option or at a rate calculated by reference to the Prime Rate under Section 2.11 hereof. If no Loan or Loans is specified, "Prime Rate Portion" shall refer to the Prime Rate Portion of all Loans outstanding at such time.

     "REGULAR PAYMENT DATE" shall mean the first day of each month beginning with the first month following the Closing Date.

     "RELATED LITIGATION" shall have the meaning set forth in Section 8.14 hereof.

     "REPORTABLE EVENT" means (a) a reportable event described in Section 4043 of ERISA, (b) a withdrawal by a substantial employer from a Plan to which more than one employer contributes, as referred to in Section 4063(b) of ERISA, (c) a cessation of operations at a facility causing more than twenty percent (20%) of Plan participants to be separated from employment, as referred to in
Section 4062(e) of ERISA, or (d) a failure to make a required installment or other payment with respect to a Plan when due in accordance with Section 412 of the Code or Section 302 of ERISA which causes the total unpaid balance of missed installments and payments (including unpaid interest) to exceed $750,000.

     "RESPONSIBLE OFFICER" shall mean either Kent T. Anderson, William C. Massie or such officer of the Borrower as shall be acceptable to the Lender from time to time.

     "RESTRICTED INDEBTEDNESS" shall mean at any time any Indebtedness for borrowed money of the Borrower which is approved in writing by, and which has subordination provisions, terms of payment, interest rates and other terms and conditions satisfactory to, the Lender.

     "RETAIL LOCATION" or "RETAIL LOCATIONS" shall mean any one or more of the Borrower's current retail stores in Myrtle Beach, S.C., Lancaster, PA and Asheboro, N.C.

     "REVOLVING CREDIT COMMITMENT" shall have the meaning set forth in Section 2.01(a) hereof.

     "REVOLVING CREDIT COMMITMENT FEE" shall have the meaning set forth in
Section 2.12(b) hereof.

     "REVOLVING CREDIT COMMITTED AMOUNT" shall mean Twenty Million Dollars ($20,000,000).

     "REVOLVING CREDIT LOANS" shall have the meaning set forth in Section 2.01(a) hereof.

     "REVOLVING CREDIT MATURITY DATE" shall mean July 31, 1998 as may be subsequently renewed by agreement of the parties in accordance with this Agreement.

     "REVOLVING CREDIT NOTE" shall mean the promissory note of the Borrower executed and delivered under Section 2.01(c) hereof, any promissory note issued in substitution therefor, together with all extensions, renewals, refinancings or refundings thereof in whole or part.

     "SEASONAL REDUCTION FORMULA" shall have the meaning set forth in Section 2.02(b) hereof.

     "SECURITY AGREEMENT" shall have the meaning set forth in Section 4.01(c) hereof.

     "SECURITY DOCUMENTS" shall mean the Security Agreement, the Guaranty, the Guaranty Security Agreement, the Lockbox Agreement, the Trademark Assignment, the Copyright Assignment, the Patent Assignment, the Asheboro Deed of Trust, the Somerset Mortgage and any other agreements or instruments from time to time granting or purporting to grant the Lender a Lien in any property to secure the Obligations, or subordinating to the Obligations.

     "SOLVENT" means, with respect to any Person at any time, that at such time (a) the sum of the debts and liabilities (including, without limitation, contingent liabilities) of such Person is not greater than all of the assets of such Person at a fair valuation, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person has not incurred, will not incur, does not intend to incur, and does not believe that it will incur, debts or liabilities (including, without limitation, contingent liabilities) beyond such person's ability to pay as such debts and liabilities mature, (d) such Person is not engaged in, and is not about to engage in, a business or a transaction for which such person's property constitutes or would constitute unreasonably small capital, and (e) such Person is not otherwise insolvent as defined in, or otherwise in a condition which could in any circumstances then or subsequently render any transfer, conveyance, obligation or act then made, incurred or performed by it avoidable or fraudulent pursuant to, any Law that may be applicable to such Person pertaining to bankruptcy, insolvency or creditors' rights (including but not limited to the Bankruptcy Code of 1978, as amended, and, to the extent applicable to such Person, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act, or any other applicable Law pertaining to fraudulent conveyances or fraudulent transfers or preferences).

     "SOMERSET MORTGAGE" shall have the meaning set forth in Section 4.01(d) hereof.

     "STANDARD NOTICE" shall mean an irrevocable notice whether by telephone or in writing, provided to the Lender on a Business Day which is (a) at least one Business Day in advance in the case of selection of, conversion to or renewal of the Prime Rate Option; or (b) at least three (3) London Business Days in advance in the case of selection of the LIBOR Rate Option of any LIBOR Rate Portion. Standard Notice must be provided no later than 11:00 a.m., Philadelphia time, on the last day permitted for such notice.

     "STANDBY L/C" shall have the meaning set forth in Section 2.03(a) hereof.

     "STOCK PAYMENT" by any Person shall mean any dividend, distribution or payment of any nature (whether in cash, securities, or other property) on account of or in respect of any shares of the capital stock (or warrants, options or rights therefor) of such Person, including but not limited to any payment on account of the purchase, redemption, retirement, defeasance or acquisition of any shares of the capital stock (or warrants, options or rights therefor) of such Person, in each case regardless of whether required by the terms of such capital stock (or warrants, options or rights) or any other agreement or instrument.

     "SUBSIDIARY" of a Person at any time shall mean any corporation of which a majority (by number of shares or number of votes) of any class of outstanding capital stock normally entitled to vote for the election of one or more directors (regardless of any contingency which does or may suspend or dilute the voting rights of such class) is at such time owned directly or indirectly, beneficially or of record, by such Person or one or more Subsidiaries of such Person, and any trust of which a majority of the beneficial interest is at such time owned directly or indirectly, beneficially or of record, by such Person or one or more Subsidiaries of such Person.

     "TAXES" shall have the meaning set forth in Section 2.14(a) hereof.

     "TERM LOAN" shall have the meaning set forth in Section 2.04 hereof.

     "TERM LOAN COMMITMENT" shall have the meaning set forth in Section 2.04(a) hereof.

     "TERM LOAN COMMITTED AMOUNT" shall mean Three Million Dollars
($3,000,000).

     "TERM LOAN MATURITY DATE" shall mean July 31, 1998.

     "TERM LOAN NOTE" shall mean the promissory note of the Borrower executed and delivered under Section 2.03(c) hereof, or any promissory note issued in substitution therefor, together with all extensions, renewals, refinancings or refundings thereof in whole or part.

     "TRADEMARK ASSIGNMENT" shall have the meaning set forth in Section 4.01(c) hereof.

     "TREASURY RATE" as of any Funding Breakage Date shall mean the rate per annum determined by the Lender (which determination shall be conclusive, absent manifest error) to be the semiannual equivalent yield to maturity (expressed as a semiannual equivalent and decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) for United States Treasury securities maturing on the last day of the corresponding Funding Period and trading in the secondary market in reasonable volume (or if no such securities mature on such date, the rate determined by standard securities interpolation methods as applied to the series of securities maturing as close as possible to, but earlier than, such date, and the series of such securities maturing as close as possible to, but later than, such date).

     1.02. Construction. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole; "or" has the inclusive meaning represented by the phrase "and/or"; and "property" includes all properties and assets of any kind or nature, tangible or intangible, real, personal or mixed. References in this Agreement to "determination" (and similar terms) by the Lender mean good faith estimates by the Lender (in the case of quantitative determinations) and good faith beliefs by the Lender (in the case of qualitative determinations). The words "hereof," "herein," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. References herein to "out-of-pocket expenses" of the Lender shall mean actual expenses reasonably incurred by the Lender in connection with the administration of the Loan. The section and other headings contained in this Agreement and the Table of Contents preceding this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection and exhibit references are to this Agreement unless otherwise specified.


                            ARTICLE 2 - THE CREDITS

     2.01.  REVOLVING CREDIT LOANS.

          (a) REVOLVING CREDIT COMMITMENT. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, the Lender agrees (such agreement being herein called "REVOLVING CREDIT COMMITMENT") to make loans (the "REVOLVING CREDIT LOANS") to the Borrower at any time or from time to time on or after the date hereof and to but not including the Revolving Credit Maturity Date. The Lender shall have no obligation to make a Revolving Credit Loan to the extent that the aggregate principal amount of Revolving Credit Loans at any time outstanding would exceed the lesser of (i) the Revolving Credit Committed Amount at such time, or (ii) the Borrowing Base, after giving effect to any outstanding Overadvances. Subject to these limitations, the outstanding balance of all Revolving Credit Loans may fluctuate from time to time, as the balance is reduced by repayments made by the Borrower or increased by Revolving Credit Loans. Notwithstanding any other provision of this Agreement, any determination as to whether there is availability within the Borrowing Base for Revolving Credit Loans shall be determined by the Lender and shall be binding upon the Borrower. Except as provided in Section 2.02(c) with respect to Overadvances, if the aggregate principal amount of all Revolving Credit Loans exceeds the Borrowing Base, the Borrower will immediately, and without affecting any other rights or remedies of the Lender, repay in full the amount which exceeds the Borrowing Base. The Lender shall have the right from time to time to establish reserves against the Borrowing Base in such amounts and with respect to such matters as the Lender deems reasonably appropriate, in accordance with reasonable commercial finance standards and practices.

          (b) NATURE OF CREDIT. Within the limits of time and amount set forth in this Section 2.01, and subject to the provisions of this Agreement, and in the absence of an Event of Default or Potential Default, the Borrower may borrow, repay and reborrow Revolving Credit Loans hereunder.

          (c) REVOLVING CREDIT NOTE. The obligation of the Borrower to repay the unpaid principal amount of the Revolving Credit Loans made by the Lender and to pay interest thereon shall be evidenced in part by a promissory note of the Borrower, dated the Closing Date (the "REVOLVING CREDIT NOTE") in substantially the form attached hereto as EXHIBIT A, with the blanks appropriately filled, payable to the order of the Lender in a face amount equal to the Revolving Credit Committed Amount.

          (d) MATURITY. To the extent not due and payable earlier, the Revolving Credit Loans shall be due and payable on the Revolving Credit Maturity Date. The Revolving Credit Loans shall automatically renew for one year from the Revolving Credit Maturity Date unless (i) the Borrower or the Lender (each in its sole discretion) notifies the other in writing of its intention not to renew at least sixty days prior to the Revolving Credit Maturity Date, or (ii) an Event of Default or Potential Default has occurred.

     2.02. BORROWING BASE.

          (a) BORROWING BASE. The "BORROWING BASE" at any time shall mean the sum of

               (i) eighty-five percent (85%) of the Net Value of Eligible Receivables; plus

               (ii) sixty percent (60%) of the Net Value of Eligible Finished Goods Inventory; plus

               (iii) fifty percent (50%) of the Net Value of Eligible Raw Materials Inventory; plus

               (iv) forty (40%) of the Net Value of Eligible Retail Inventory, Provided, however, that in no event shall aggregate Loans made against Eligible Retail Inventory exceed $300,000; plus

               (v) an amount equal to fifty percent (50%) of the face amount of Merchandise L/Cs used to purchase Eligible Inventory;

LESS, an amount equal to one hundred percent (100%) of the face amount of all issued and outstanding Standby L/Cs and Merchandise L/Cs. The Lender may impose the maintenance of any additional reserve against the Borrowing Base, in accordance with reasonable commercial finance standards and practices, based on determinations as to the value, quality of collectibility of the Eligible Receivables or Eligible Inventory, or the value or lien status of any Collateral.

          (b) SEASONAL REDUCTION OF THE BORROWING BASE. Notwithstanding the foregoing Section 2.02(a), the aggregate amount of all Revolving Credit Loans made based upon the Net Value of all Eligible Inventory (the "INVENTORY BASED LOANS") shall not exceed the following amounts during the following periods of time, at any time prior to the Revolving Credit Maturity Date (the "SEASONAL REDUCTION FORMULA"):

  AMOUNT OF INVENTORY BASED LOANS            APPLICABLE TIME PERIOD
                                                    EACH YEAR

          $9,000,000                        May 1 through September 30
          $8,000,000                        April 1 through April 30 and
                                              October 1 through October 31
          $7,000,000                        March 1 through March 31 and
                                              November 1 through November 30
          $6,500,000                        December 1 through February 29

          (c) OVERADVANCES. Notwithstanding the foregoing Sections 2.02(a) and (b), during the Overadvance Period only, the aggregate amount of all Revolving Credit Loans outstanding may exceed the Borrowing Base, after giving effect to the Seasonal Reduction Formula, by the Overadvance Amount (the "OVERADVANCES"); provided, however, that in no event shall the aggregate amount of all Revolving Credit Loans outstanding exceed the Revolving Credit Committed Amount. No Overadvance shall be available if an Event of Default or a Potential Default has occurred and is continuing hereunder.

          (d) ELIGIBLE RECEIVABLES. "ELIGIBLE RECEIVABLE" at any time shall mean all rights to payments due and to become due to the Borrower which meet each of the following requirements at such time:

               (i) The Borrower shall have good title to such Eligible Receivable, free and clear of any Lien, except for the Liens in favor of the Lender, and such Eligible Receivable is subject to such a valid and perfected Lien in favor of the Lender.

               (ii)  Such Eligible Receivable constitutes an Account.

               (iii) Such Eligible Receivable is good and collectible, is not disputed, and represents an unconditional payment obligation in favor of the Borrower. All services rendered and merchandise sold in connection with such Eligible Receivable have been finally delivered to and accepted by the obligor on such Eligible Receivable without return, rejection, repossession, dispute, offset, defense or counterclaim (including but not limited to any claim for credits, allowances or adjustments). No contra account or other obligation, contingent or otherwise, exists from a Borrower to such obligor.

               (iv) Such Eligible Receivable has been fully invoiced by the Borrower, is an unconditional payment obligation of the obligor thereon, is not subject to offset or reductions, and is payable by its terms in full in Dollars on ordinary trade terms; provided, however, that each Eligible Receivable must be evidenced by an invoice which is no more than 120 days beyond the date of its issuance. Eligible Receivables shall not include cross-agings Accounts owed by an obligor if fifty percent (50%) or more of such obligor's Accounts owed to the Borrower are 120 or more days beyond the date of issuance. The due date of such Eligible Receivable has not been extended. Such Eligible Receivable is payable by the obligor to the Lockbox referred to in the Security Documents and the obligor has been so instructed.

               (v) The obligor on such Eligible Receivable (A) is a Person whose principal office is located in the United States, (B) is not a Subsidiary or an Affiliate of the Borrower, (C) is not the United States of America, and (D) is not insolvent, subject to any bankruptcy, insolvency or similar proceeding or unable to pay its debts as they become due.

The "NET VALUE" of an Eligible Receivable shall be its face amount, net of any portion thereof which constitutes payment of sales, use or other taxes.

          (e) EXCLUSION OF ELIGIBLE RECEIVABLES. The Lender from time to time may exclude any otherwise Eligible Receivable from the class of Eligible Receivables based on determinations as to the creditworthiness of the obligor, as to the aggregate amount of Accounts owing by such obligor and its affiliates, or as to such other and further eligibility standards as the Lender may determine from time to time in accordance with reasonable commercial finance standards and practices. The Lender shall give notice to the Borrower of the terms of any such exclusion. Except as otherwise expressly stated in such notice, all such exclusions shall be continuing and cumulative, and an exclusion as to any obligor shall apply in the aggregate to all Accounts of such obligor and its affiliates.

               Notwithstanding the Lender's right to impose further eligibility standards on Eligible Receivables, and without limiting such right, the Lender shall have the right to make further adjustments with respect to Eligible Receivables for the effect of "DILUTION". "DILUTION" shall mean at any time any reduction in Accounts other than by cash collected from the obligor, and without regard to whether such non-cash reduction shall be in the form of a credit, counterclaim, allowance, offset or any other method. Should Dilution reach levels which are unacceptable to the Lender, the Lender may make appropriate adjustments to Eligible Receivables in accordance with reasonable commercial finance standards practices.

          (f) ELIGIBLE INVENTORY. "ELIGIBLE INVENTORY" shall mean at any time: (i) finished goods owned by the Borrower and held for sale by the Borrower in the ordinary course of its business (the "ELIGIBLE FINISHED GOODS INVENTORY"), (ii) unfinished goods and raw materials owned by the Borrower (the "ELIGIBLE RAW MATERIALS INVENTORY"), and (iii) finished goods owned by the Borrower and held for sale by the Borrower in any Retail Location (the "ELIGIBLE RETAIL INVENTORY"). Such Eligible Inventory shall meet each of the following requirements at such time:

               (i) Borrower has good title to such Eligible Inventory, free and clear of any Lien, except for the Liens in favor of the Lender securing the Obligations and such Eligible Inventory and proceeds thereof is subject to such a valid and perfected Lien in favor of the Lender.

               (ii) Such Eligible Inventory conforms to such other eligibility standards as the Lender may impose from time to time, in accordance with reasonable commercial finance standards and practices.

               (iii) Such Eligible Retail Inventory is located at one of the Borrower's Retail Locations.

The "NET VALUE" of Eligible Inventory shall be the Borrower's book value at lower of cost or market, net of all reserves required by GAAP, with "cost" calculated on a first-in, first-out basis, all determined in accordance with GAAP.

     2.03.  LETTERS OF CREDIT.

          (a) LETTER OF CREDIT COMMITMENT. Subject to the terms and conditions of this Agreement, the Lender agrees to issue commercial letters of credit (each a "MERCHANDISE L/C") or standby letters of credit (each a "STANDBY L/C") for the account of the Borrower (collectively, the "L/Cs", or each, an "L/C") for the account of the Borrower in an aggregate face amount not to exceed the lesser of: (i) the Borrowing Base less the amount of outstanding Revolving Credit Loans, and (ii) Two Million Dollars ($2,000,000). Each Merchandise L/C shall have an expiration date which shall be the earlier of (i) ninety (90) days from issuance or (ii) the maturity date of the obligation for which it was issued. Each Standby L/C shall have an expiration date which shall be the earlier of (i) one year from issuance or (ii) the maturity date of the obligation for which it was issued. Notwithstanding the foregoing, each L/C shall have an expiration date no later than sixty (60) days prior to the Revolving Credit Maturity Date (without regard to any potential renewal term) and all such L/Cs shall be in form and substance acceptable to the Lender in its sole discretion. The Lender shall not have any obligation to issue L/Cs to the extent that the face amount of all outstanding L/Cs, plus the amount of all outstanding Revolving Credit Loans, would exceed the Revolving Credit Committed Amount. The L/Cs issued under this Section 2.03 shall be used by the Borrower, consistent with this Agreement, for its general working capital purposes, or to support its obligations with respect to workers' compensation premiums or similar obligations. If the Lender is obligated to advance funds under an L/C, the amount so advanced immediately shall be deemed to be a Revolving Credit Loan made by the Lender to the Borrower pursuant to Section 2.01 and, thereafter, shall bear interest at the rates then applicable under Section 2.06.

          (b) L/C INDEMNIFICATION. The Borrower hereby agrees to indemnify, save, defend, and hold the Lender harmless from any loss, cost, expense, or liability, including payments made by the Lender, expenses, and reasonable attorneys' fees incurred by the Lender arising out of or in connection with any L/C. The Borrower agrees to be bound by the Lender's interpretations of any L/C issued by the Lender to or for the Borrower's account, even though this interpretation may be different from the Borrower's own, and the Borrower understands and agrees that the Lender shall not be liable for any error, negligence, or mistakes, whether of omission or commission, in following the Borrower's instructions or those contained in any L/C or any modifications, amendments, or supplements thereto.

          (c) TERMINATION OF AGREEMENT PRIOR TO L/C MATURITY. Immediately upon the termination of this Agreement, the Borrower agrees to either: (i) provide cash collateral to be held by the Lender in an amount equal to the maximum amount of the Lender's obligations under L/Cs, or (ii) cause to be delivered to the Lender releases of all of the Lender's obligations under its outstanding L/Cs. At the Lender's discretion, any proceeds of Collateral received by the Lender after the occurrence and during the continuation of an Event of Default or Potential Default may be held as the cash collateral required by this Section 2.03(c).

     2.04.  TERM LOAN.

          (a) TERM LOAN COMMITMENT. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, the Lender agrees (such agreement being herein called the Lender's "TERM LOAN COMMITMENT") to make a term loan (the "TERM LOAN") to the Borrower on the Closing Date in the Term Loan Committed Amount.

          (b) NATURE OF CREDIT. The Borrower may not reborrow amounts repaid with respect to the Term Loan.

          (c) TERM LOAN NOTE. The obligation of the Borrower to repay the unpaid principal amount of the Term Loan made by the Lender and to pay interest thereon shall be evidenced in part by the promissory note of the Borrower dated the Closing Date in substantially the form attached hereto as Exhibit B, with the blanks appropriately filled, payable to the order of the Lender in a face amount equal to the Term Loan Commitment Amount.

          (d) SCHEDULED AMORTIZATION; MATURITY. Principal due under the Term Loan shall be payable on each Regular Payment Date in equal monthly installments based on a seven (7) year amortization schedule, with all remaining principal due and payable on the Term Loan Maturity Date.

     2.05.  COLLECTIONS, DISBURSEMENTS AND BORROWING AVAILABILITY.

          (a) LOCKBOX ARRANGEMENT. The Borrower shall maintain a lockbox account(s) (the "LOCKBOX") with the Lender and a non-interest bearing depository account(s) (the "CASH COLLATERAL ACCOUNT"), with the Lender subject to the provisions of this Section 2.05, and shall execute a Lockbox Agreement in form and substance acceptable to the Lender (the "LOCKBOX AGREEMENT"), and such other agreements related thereto as the Lender may require. All collections of Accounts shall be paid directly from obligors into the Lockbox from which funds shall be transferred to the Cash Collateral Account, and from which funds shall be applied by the Lender, daily, to reduce the outstanding indebtedness under the Revolving Credit Loans and future Revolving Credit Loans to be made by the Lender under the conditions set forth in this

Agreement. In the event that collections of Accounts and proceeds of other Collateral are received at any time by the Borrower, such collections shall be held in trust for the benefit of the Lender and shall be remitted, in form received, to the Lender for deposit in the Cash Collateral Account immediately upon receipt by the Borrower or any Loan Party. All funds transferred from the Cash Collateral Account shall immediately reduce the Revolving Credit Loans, but for the purpose of calculating interest, shall be subject to a one
(1) business day clearance period from the time such funds are transferred to the Cash Collateral Account. The Borrower shall have no right of access to or withdrawal from the Lockbox or the Cash Collateral Account. At any time prior to the occurrence of an Event of Default or Potential Default, if no Revolving Credit Loans are outstanding, funds received in the Cash Collateral Account shall be transferred to the Borrower's operating account (the "OPERATING ACCOUNT") with the Lender.

          (b) AVAILABILITY OF LOAN AMOUNTS. Revolving Credit Loans shall be made to the Borrower by crediting such proceeds to the Operating Account. Revolving Credit Loans will be made available to the Borrower on any Business Day after receipt of Standard Notice by the Lender. If Standard Notice is by telephone, the Lender may request, at its option, that the Borrower confirm such request, in writing, within one (1) Business Day of any such telephonic request. The Lender may rely upon Standard Notice, whether telephonic or written, which is purported to be made by the Borrower through any Responsible Officer.

          (c) COLLECTION OF FEES, ETC. The Lender shall provide the Borrower with bills for interest, fees and expenses, but shall have not waived its rights to payment for its failure to do so. The Lender may, in its sole discretion, charge the Operating Account of the Borrower with the Lender for all of the Borrower's Obligations to the Lender as they become due from time to time under this Agreement or any other Loan Document, including without limitation, interest, principal, fees and reimbursement of expenses.


     2.06.  INTEREST RATES.

          (a) OPTIONAL BASES OF BORROWING. The unpaid principal amount of the Revolving Credit Loans and the Term Loan shall bear interest for each day until due on one or more bases selected by the Borrower from among the interest rate Options set forth below. Subject to the provisions of this Agreement, the Borrower may select different Options to apply simultaneously to different Portions of the Revolving Credit Loans and the Term Loan and may select different Funding Segments to apply simultaneously to different parts of the LIBOR Rate Portion of such Loans. Each selection of a rate Option shall apply separately and without overlap to the Revolving Credit Loans as a class and the Term Loans as a class. The aggregate number of Funding Segments applicable to the LIBOR Rate Portion of the Revolving Credit Loans at any time shall not exceed two and the aggregate number of Funding Segments applicable to the LIBOR Rate Portion of the Term Loan at any time shall not exceed one.

               (i) PRIME RATE OPTION: A rate per annum (computed on the basis of a year of 360 days and actual days elapsed) for each day equal to the Prime Rate for such day plus one-half of one percent (0.50%).

               (ii) LIBOR RATE OPTION: A rate per annum (based on a year of 360 days and actual days elapsed) for each day equal to the LIBOR Rate for such day plus two and one-half percent (2.50%). "LIBOR RATE" for any day, as used herein, shall mean for each Funding Segment of the LIBOR Rate Portion corresponding to a proposed or existing LIBOR Rate Funding Period, the rate per annum determined by the Lender by dividing (the resulting quotient to be rounded upward to the nearest 1/100 of 1%) (A) the rate of interest (which shall be the same for each day in such LIBOR Rate Funding Period) determined in good faith by the Lender in accordance with its usual procedures (which determination shall be conclusive) to be the average of the rates per annum for deposits in Dollars offered to major money center banks in the London interbank market at approximately 11:00 a.m., London time, two London Business Days prior to the first day of such LIBOR Rate Funding Period for delivery on the first day of such LIBOR Rate Funding Period in amounts comparable to such Funding Segment and having maturities comparable to such Funding Period by (B) a number equal to 1.00 minus the LIBOR Rate Reserve Percentage.

               "LIBOR RATE RESERVE PERCENTAGE" for any day shall mean the percentage (expressed as a decimal, rounded upward to the nearest 1/100 of 1%), as determined in good faith by the Lender (which determination shall be conclusive), which is in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) representing the maximum reserve requirement (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities") of a member bank in such System. The LIBOR Rate shall be adjusted automatically as of the effective date of each change in the LIBOR Rate Reserve Percentage. The LIBOR Rate Option shall be calculated in accordance with the foregoing whether or not the Lender is actually required to hold reserves in connection with its eurocurrency funding or, if required to hold such reserves, is required to hold reserves at the "LIBOR Rate Reserve Percentage" as herein defined.

               The Lender shall give prompt notice to the Borrower of the LIBOR Rate determined or adjusted in accordance with the definition of the LIBOR Rate, which determination or adjustment shall be conclusive if made in good faith.

          (b) INTEREST RATE REDUCTIONS. If, upon receipt by the Lender of the Borrower's audited financial statements for the fiscal year ending October 31, 1996, (a) no Event of Default or Potential Default shall have occurred and is continuing under this Agreement, (b) the Borrower shall have availability under the Revolving Credit Loan of not less than $1,500,000, and (c) all accounts payable of the Borrower (and any consolidated Subsidiary) shall be substantially current (except for those accounts payable disputed in good faith by the Borrower), the applicable interest rate Option accruing on any Loan (except for Overadvances) shall be reduced by one-quarter of one percent (0.25%), in accordance with the other applicable terms and provisions of this Agreement.

          (c) INTEREST ON OVERADVANCE(S). Notwithstanding anything to the contrary provided herein, any Overadvance shall bear interest for each day at a per annum rate equal to the Prime Rate plus one percent (1%) (the "OVERADVANCE RATE").

          (d) FUNDING PERIODS. At any time when the Borrower shall select, convert to or renew the LIBOR Rate Option to apply to any part of the Revolving Credit Loans or the Term Loan, the Borrower shall specify one or more periods (the "FUNDING PERIODS") during which each such Option shall apply. Such Funding Periods shall be for one (1), two (2), three (3) or six
(6) months for no other periods of time, provided that:

               (i) Each LIBOR Rate Funding Period shall begin on a London Business Day, and the term "MONTH," when used in connection with a LIBOR Rate Funding Period, shall be construed in accordance with prevailing practices in the interbank eurodollar market at the commencement of such LIBOR Rate Funding Period, as determined in good faith by the Lender (which determination shall be conclusive);

               (ii) In the case of (A) Revolving Credit Loans, the Borrower may not select a Funding Period that would end after the Revolving Credit Maturity Date and (B) the Term Loan, the Borrower may not select a Funding Period that would end after the Term Loan Maturity Date; and

               (iii) The Borrower shall, in selecting any Funding Period,allow for scheduled mandatory payments and foreseeable mandatory prepayments of the Loans.

          (e) TRANSACTIONAL AMOUNTS. Every selection of, conversion from, conversion to or renewal of one of the foregoing interest rate Options and every payment or prepayment of any Revolving Credit Loan or Term Loan shall be in a principal amount such that after giving effect thereto the aggregate principal amount of the Prime Rate Portion of the Revolving Credit Loans and the Term Loan, respectively, or the aggregate principal amount of each Funding Segment of the LIBOR Rate Portion of the Revolving Credit Loans and the Term Loan respectively, as the case may be, shall be as set forth below:

PORTION OR FUNDING SEGMENT          ALLOWABLE AGGREGATE PRINCIPAL AMOUNT
--------------------------          ------------------------------------
Prime Rate Portion                      Any;

Each Funding Segment                    $100,000 or an integral
  of the LIBOR Rate Portion               multiple thereof

PROVIDED, however, that the Prime Rate Portion of the Term Loan, at any time, shall be in a principal amount sufficient to amortize regularly scheduled principal amortization due each month pursuant to Section 2.04(d) hereof.

          (f)  LIBOR RATE UNASCERTAINABLE; IMPRACTICABILITY.  If

               (i) on any date on which a LIBOR Rate would otherwise be set the Lender shall have determined in good faith (which determination shall be conclusive, absent manifest error) that:

                    (A) adequate and reasonable means do not exist for ascertaining such LIBOR Rate,

                    (B) a contingency has occurred which materially and adversely affects the interbank eurodollar market, or

                    (C) the effective cost to the Lender of funding a proposed Funding Segment of the LIBOR Rate Portion from a Corresponding Source of Funds shall exceed the LIBOR Rate applicable to such Funding Segment, or

               (ii) at any time the Lender shall have determined in good faith (which determination shall be conclusive, absent manifest error) that the making, maintenance or funding of any part of the LIBOR Rate Portion has been made impracticable or unlawful by compliance by the Lender or a Notional LIBOR Rate Funding Office in good faith with any Law or guideline or interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof or with any request or directive of any such Governmental Authority (whether or not having the force of law);

then, and in any such event, the Lender may notify the Borrower of such determination. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of the Lender to allow the Borrower to select, convert to or renew the LIBOR Rate Option shall be suspended until the Lender shall have later notified the Borrower of the Lender's determination in good faith (which determination shall be conclusive, absent manifest error) that the circumstances giving rise to such previous determination no longer exist.

          If the Lender notifies the Borrower of a determination under subsection (ii) of this Section 2.06(f), the LIBOR Rate Portion of the Revolving Credit Loans or the Term Loans shall automatically be converted to the Prime Rate Option as of the date specified in such notice (and accrued interest thereon shall be due and payable on such date).

          If at the time the Lender makes a determination under subsection (i) or (ii) of this Section 2.06(f) the Borrower has previously notified the Lender that it wishes to select, convert to or renew the LIBOR Rate Option, with respect to any proposed Revolving Credit Loan or the Term Loan but such Loan or Loans have not yet been made, such notification shall be deemed to provide for selection of, conversion to or renewal of the Prime Rate Option instead of the LIBOR Rate Option with respect to such Loans.

          (g) CONVERSION OR RENEWAL. Subject to the provisions of Section 2.13(b) hereof, and if no Event of Default or Potential Default shall have occurred and be continuing or shall exist, the Borrower may convert any part of its Revolving Credit Loans or the Term Loan from any interest rate Option to another and may renew the LIBOR Rate Option as to any Funding Segment of the LIBOR Rate Portion:

               (i) At any time with respect to conversion from the Prime Rate Option; or

               (ii) At the expiration of any Funding Period with respect to conversions from or renewals of the LIBOR Rate Option as to the Funding Segment corresponding to such expiring Funding Period.

Whenever the Borrower desires to convert or renew any interest rate Option, the Borrower shall provide to the Lender Standard Notice setting forth the following information:

          (v) Whether such conversion or renewal is to apply to Revolving Credit Loans or the Term Loan;

          (w) The date, which shall be a Business Day, on which the proposed conversion or renewal is to be made;

          (x) The principal amounts selected in accordance with Section 2.06(e) hereof of the Prime Rate Portion and each Funding Segment the LIBOR Rate Portion to be converted from or renewed;

          (y) The interest rate Option selected in accordance with Section 2.06(a) hereof and the principal amounts selected in accordance with Section 2.06(e) hereof of the Prime Rate Portion and each Funding Segment of the LIBOR Rate Portion to be converted to; and

          (z) With respect to each Funding Segment to be converted to or renewed, the Funding Period selected in accordance with Section 2.06(d) hereof to apply to such Funding Segment.

Standard Notice having been so provided, after the date specified in such Standard Notice, interest shall be calculated upon the principal amount of the Revolving Credit Loans or the Term Loan as so converted or renewed. Interest on the principal amount of any part of the Revolving Credit Loans or the Term Loan converted or renewed (automatically or otherwise) shall be due and payable on the conversion or renewal date.

          (h) FAILURE TO CONVERT OR RENEW. Absent due notice from the Borrower of conversion or renewal in the circumstances described in Section 2.06(g)(ii) hereof, any part of the LIBOR Rate Portion for which such notice is not received shall be converted automatically to the Prime Rate Option on the last day of the expiring Funding Period.

     2.07.  PREPAYMENTS GENERALLY.

          (a) Whenever the Borrower desires or is required to prepay any part of its Loans, it shall provide Standard Notice to the Lender setting forth the following information:

               (i) Whether such prepayment is to be applied to the Revolving Credit Loans or the Term Loan;

               (ii) The date, which shall be a Business Day, on which the proposed prepayment is to be made;

               (iii) The total principal amount of such prepayment, which shall be the sum of the principal amounts selected pursuant to clause (d) of this Section 2.07; and

               (iv) The principal amounts selected in accordance with Section 2.06(e) hereof of any Prime Rate Portion and each part of each Funding Segment of any LIBOR Rate Portion to be prepaid.

Standard Notice having been so provided, on the date specified in such Standard Notice, the principal amounts of the Prime Rate Portion and each part of LIBOR Rate Portion specified in such notice, together with interest on each such principal amount to such date, shall be due and payable.

          (b) At the Lender's sole option, prepayments, or any portion of any prepayment (and whether or not such prepayment is mandatory or optional hereunder), may be applied to either the Revolving Credit Loans or the Term Loan.

     2.08.  OPTIONAL PREPAYMENTS.

          (a) The Borrower shall have the right at its option from time to time to prepay its Loans in whole or part without premium or penalty (subject, however, to Subsection (b) below and Section 2.13(b) hereof):

               (i) At any time with respect to any principal accruing interest at the Prime Rate or the Overadvance Rate; or

               (ii) At the expiration of any Funding Period with respect to prepayment of the LIBOR Rate Portion with respect to any part of the Funding Segment corresponding to such expiring Funding Period.

Any such prepayment shall be made in accordance with Section 2.07 hereof.

          (b) Upon prepayment of all of the Revolving Credit Loans or the Term Loan prior to the Revolving Credit Maturity Date or the Term Loan Maturity Date, respectively, the Borrower shall pay to the Lender a prepayment fee equal to the following percentage of the Revolving Credit Committed Amount or the Term Loan Committed Amount, as the case may be, in accordance with the following schedule:

      PERCENTAGE                            PAYMENT MADE ON OR BETWEEN
      ----------                            --------------------------
          3%                                  Closing Date through
                                                August 31, 1996

          2%                                  September 1, 1996 through
                                                August 31, 1997

          1%                                  September 1, 1997 through
                                                the Revolving Credit Maturity
                                                Date or Term Loan Maturity
                                                Date

     2.09.  MANDATORY PREPAYMENTS.

          (a) BORROWING BASE. If on any date the aggregate principal amount of the Revolving Credit Loans outstanding hereunder exceeds the Borrowing Base (except as allowed during the Overadvance Period), the Borrower shall prepay a principal amount of the Revolving Credit Loans in an aggregate amount not less than the amount of such excess.

          (b) ASSET SALES. The Borrower shall prepay a principal amount of the Loans from time to time in an amount not less than the Net Cash Proceeds upon the sale of assets in accordance with Section 6.11(b) hereof, payable immediately.

          (c) APPLICABILITY OF CERTAIN PROVISIONS. Prepayments required by this Section 2.09 are subject to all of the terms and conditions applicable to prepayments generally, optional prepayments and the funding breakage provision of Section 2.13(b) hereof. The requirement to provide Standard Notice pursuant to Section 2.07(a) (except for 2.07(a)(iv)) shall only apply to mandatory prepayments made in accordance with 2.09(b) hereof. Notwithstanding
Section 2.07(b) hereof, mandatory prepayments made in accordance with Section 2.09(a) shall be applied to the Revolving Credit Loans only. Additionally, Sections 2.08(a)(ii) and 2.08(b) hereof shall not apply to mandatory prepayments.

     2.10. INTEREST PAYMENT DATES. Interest accruing at the Prime Rate Option or Overadvance Rate shall be due and payable monthly in arrears on each Regular Payment Date. Interest on each Funding Segment of the LIBOR Rate Portion shall be due and payable on the last day of the corresponding LIBOR Rate Funding Period and, if such LIBOR Rate Funding Period is longer than three (3) months, also every third month during such Funding Period. After maturity of any part of the Loans (by acceleration or otherwise), interest on such part of the Loans shall be due and payable on demand.

     2.11. DEFAULT RATE OF INTEREST. To the extent permitted by Law, after there shall have become due (by acceleration or otherwise) principal, interest, fees, indemnity, expenses or any other amounts due from the Borrower hereunder or under any other Loan Document, such amounts shall bear interest for each day until paid (before and after judgment), payable on demand, at a rate per annum (in each case based on a year of 360 days and actual days elapsed) which for each day shall be equal to the following: (i) In the case of any part of LIBOR Rate Portion of any Revolving Credit Loan or Term Loan,
(A) until the end of the applicable then-current Funding Period at a rate per annum two percent (2%) above the rate otherwise applicable to such part, and
(B) thereafter in accordance with the following clause (ii); and
(ii) In the case of any other amount due from the Borrower hereunder or under any other Loan Document, two percent (2%) above the then-current Prime Rate Option or Overadvance Rate applicable to any Loan.

     2.12.  FEES.

          (a) INITIAL COMMITMENT FEE. The Borrower acknowledges that it has unconditionally paid to the Lender and the Lender acknowledges that it has received a one-time, non-refundable commitment fee of $143,750 (the "INITIAL COMMITMENT FEE").

          (b) REVOLVING CREDIT COMMITMENT FEE. The Borrower shall pay to the Lender a commitment fee (the "REVOLVING CREDIT COMMITMENT FEE") equal to one-quarter of one percent (.25%) per annum (based on a year of 360 days and actual days elapsed), for each day from and including the date hereof to but not including the Revolving Credit Maturity Date, on the amount (not less than zero) equal to (i) the Revolving Credit Committed Amount on such day, minus
(ii) the aggregate principal amount of the Revolving Credit Loans outstanding on such day and the aggregate face amount of all L/Cs issued and outstanding on such day. Such Revolving Credit Commitment Fee shall be due and payable for the preceding period for which such fee has not been paid: (x) on each Regular Payment Date, (y) on the date of each prepayment of the Revolving Credit Committed Amount (whether optional or mandatory) on the amount so prepaid, and (z) on the Revolving Credit Maturity Date.

          (c) COLLATERAL MANAGEMENT FEE. So long as Revolving Credit Loans are outstanding, or the Obligations with respect to the Revolving Credit Loans have not been satisfied in full, the Borrower shall unconditionally pay to the Lender a non-refundable quarterly collateral management fee (the "Collateral Management Fee") payable in advance in the amount of $4,000, the first of which shall be payable on the Closing Date. Thereafter, the Collateral Management Fee shall be payable in advance in equal quarterly installments beginning with the end of the third full month after the Closing Date.

          (d) OVERADVANCE FEE. So long as Revolving Credit Loans are outstanding, or the Obligations with respect to the Revolving Credit Loans have not been satisfied in full, the Borrower shall unconditionally pay to the Lender a non-refundable annual fee for the availability of the Overadvance Amount (the "Overadvance Fee") in the amount of $15,000, payable on the Closing Date and on each anniversary thereafter until the Revolving Credit Maturity Date.

          (e) L/C FEES. Upon issuance, the Borrower shall pay to the Lender a fee equal to (i) two percent (2%) per annum times the face amount of any Merchandise L/C, and (ii) two percent (2%) per annum times the face amount of any of Standby L/C.

     2.13.  ADDITIONAL COMPENSATION IN CERTAIN CIRCUMSTANCES.

          (a) INCREASED COSTS OR REDUCED RETURN RESULTING FROM TAXES, RESERVES, CAPITAL ADEQUACY REQUIREMENTS, EXPENSES, ETC. If any Law or guideline or interpretation or application thereof by any Governmental Authority charged with the interpretation or administration thereof or compliance with any request or directive of any Governmental Authority (whether or not having the force of Law) now existing or hereafter adopted:

               (i) subjects the Lender or any Notional LIBOR Rate Funding Office to any tax or changes the basis of taxation with respect to this Agreement, the Notes, the Loans or payments by the Borrower of principal, interest, commitment fee or other amounts due from the Borrower hereunder or under the Notes (except for taxes on the overall net income or overall gross receipts of the Lender or any Notional LIBOR Rate Funding Office imposed by the jurisdictions (federal, state and local) in which the Lender's principal office is located),

               (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, assets (funded or contingent) of, deposits with or for the account of, or other acquisitions of funds by, the Lender or any Notional LIBOR Rate Funding Office (other than requirements expressly included herein in the determination of the LIBOR Rate hereunder),

               (iii) imposes, modifies or deems applicable any capital adequacy or similar requirement (A) against assets (funded or contingent) of, or credits or commitments to extend credit extended by, the Lender or any Notional LIBOR Rate Funding Office, or (B) otherwise applicable to the obligations of the Lender or any Notional LIBOR Rate Funding Office under this Agreement, or

               (iv) imposes upon the Lender or any Notional LIBOR Rate Funding Office any other condition or expense with respect to this Agreement, the Notes or its making, maintenance or funding of any Loan or any security therefor, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon the Lender, any Notional LIBOR Rate Funding Office or, in the case of clause
(iii) hereof, any Person controlling the Lender, with respect to this Agreement, the Notes or the making, maintenance or funding of any Loan (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on the Lender's or controlling Person's capital, taking into consideration the Lender's or controlling Person's policies with respect to capital adequacy) by an amount which the Lender deems to be material, (the Lender being deemed for this purpose to have made, maintained or funded each Funding Segment of the LIBOR Rate Portion from a Corresponding

Source of Funds), the Lender may from time to time notify the Borrower of the amount determined in good faith (using any averaging and attribution methods) by the Lender (which determination shall be conclusive, absent manifest error) to be necessary to compensate the Lender or such Notional LIBOR Rate Funding Office for such increase, reduction or imposition. Such amount shall be due and payable by the Borrower to the Lender five (5) Business Days after such notice is given, together with an amount equal to interest on such amount from the date two (2) Business Days after the date demanded until such due date at the Prime Rate Option applicable to the Term Loan. A certificate by the Lender as to the amount due and payable under this Section 2.13(a) from time to time and the method of calculating such amount shall be conclusive, absent manifest error.

          (b) FUNDING BREAKAGE. In addition to all other amounts payable hereunder, if and to the extent for any reason any part of any Funding Segment of any LIBOR Rate Portion of the Loans becomes due (by acceleration or otherwise), or is paid, prepaid or converted to another interest rate Option (whether or not such payment, prepayment or conversion is mandatory or automatic and whether or not such payment or prepayment is then due), on a day other than the last day of the corresponding Funding Period (the date such amount so becomes due, or is so paid, prepaid or converted, being referred to as the "FUNDING BREAKAGE DATE"), the Borrower shall pay the Lender an amount ("FUNDING BREAKAGE INDEMNITY") determined by the Lender as follows:

               (i) first, calculate the following amount: (A) the principal amount of such Funding Segment of the Loans owing to the Lender which so became due, or which was so paid, prepaid or converted, times (B) the greater of (x) zero or (y) the rate of interest applicable to such principal amount on the Funding Breakage Date minus the Treasury Rate as of the Funding Breakage Date, times (C) the number of days from and including the Funding Breakage Date to but not including the last day of such Funding Period, times (D) 1/360;

               (ii) the Funding Breakage Indemnity to be paid by the Borrower to such Lender shall be the amount equal to the present value as of the Funding Breakage Date (discounted at the Treasury Rate as of such Funding Breakage Date, and calculated on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) of the amount described in the preceding clause (i) (which amount described in the preceding clause (i) is assumed for purposes of such present value calculation to be payable on the last day of the corresponding Funding Period).

Such Funding Breakage Indemnity shall be due and payable on demand. In addition, the Borrower shall, on the due date for payment of any Funding Breakage Indemnity, pay to the Lender an additional amount equal to interest on such Funding Breakage Indemnity from the Funding Breakage Date to but not including such due date at the Prime Rate Option applicable to the Term Loan (calculated on the basis of a year of 360 days and actual days elapsed). The amount payable to the Lender under this Section 2.13(b) shall be determined in good faith by the Lender, and such determination shall be conclusive, absent manifest error.

     2.14.  TAXES.

          (a) PAYMENTS NET OF TAXES. All payments made by the Borrower under this Agreement or any other Loan Document shall be made free and clear of, and without reduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, and all liabilities with respect thereto, excluding

               (i) income or franchise taxes imposed on the Lender by the jurisdiction under the laws of which the Lender is organized or any political subdivision or taxing authority thereof or therein or as a result of a connection between the Lender and any jurisdiction other than a connection resulting solely from this Agreement and the transactions contemplated hereby, and

               (ii) income or franchise taxes imposed by any jurisdiction in which the Lender's lending offices which make or book Loans are located or any political subdivision or taxing authority thereof or therein

(all such non-excluded taxes, levies, imposts, deductions, charges or withholdings being hereinafter called "TAXES"). If any Taxes are required to be withheld or deducted from any amounts payable to the Lender under this Agreement or any other Loan Document, the Borrower shall pay the relevant amount of such Taxes and the amounts so payable to the Lender shall be increased to the extent necessary to yield to the Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the other Loan Documents.
Whenever any Taxes are paid by the Borrower with respect to payments made in connection with this Agreement or any other Loan Document, as promptly as possible thereafter, the Borrower shall send to the Lender for its own account a certified copy of an original official receipt received by the Borrower showing payment thereof.

          (b) INDEMNITY. The Borrower hereby indemnifies the Lender for the full amount of all Taxes attributable to payments by or on behalf of the Borrower hereunder or under any of the other Loan Documents, any Taxes paid by the Lender, and any present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any Taxes (including any incremental Taxes, interest or penalties that may become payable by the Lender as a result of any failure to pay such Taxes), whether or not such Taxes were correctly or legally asserted.


                   ARTICLE 3 - REPRESENTATIONS AND WARRANTIES

     The Borrower hereby represents and warrants to the Lender as follows:

     3.01. CORPORATE STATUS. Each Loan Party is a corporation duly organized, validly existing and in good standing (except as the term "good standing" is inapplicable in the State of North Carolina) under the laws of its jurisdiction of incorporation. Each Loan Party has corporate power and authority to own its respective property and transact the business in which it is engaged or presently proposes to engage. Each Loan Party is duly qualified to do business as a foreign corporation and is in good standing (except as the term "good standing" is inapplicable in the State of North Carolina) in all jurisdictions in which the ownership of its respective properties or the nature of its respective activities or both makes such qualification necessary or advisable. Schedule 3.01 hereof states as of the date hereof the jurisdiction of incorporation of each Loan Party and each jurisdiction in which each Loan Party is qualified to do business as a foreign corporation.

     3.02. CORPORATE POWER AND AUTHORIZATION. Each Loan Party has corporate power and authority to execute, deliver, perform, and take all actions contemplated by each Loan Document to which it is a party, and all such action has been duly and validly authorized by all necessary corporate proceedings on its part. Without limitation of the foregoing, the Borrower has the corporate power and authority to borrow pursuant to the Loan Documents to the fullest extent permitted hereby and thereby from time to time, and has taken all necessary corporate action to authorize such borrowings.

     3.03. EXECUTION AND BINDING EFFECT. This Agreement and each other Loan Document to which a Loan Party is a party which is required to be delivered on or before the Closing Date pursuant to Section 4.01 hereof have been duly and validly executed and delivered by such Loan Party. This Agreement and each such other Loan Document constitutes, the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

     3.04. GOVERNMENTAL APPROVALS AND FILINGS.  Except as provided on Schedule
3.04 hereof, no approval, order, consent, authorization, certificate, license, permit or validation of, or exemption or other action by, or filing, recording or registration with, or notice to, any Governmental Authority (collectively, "GOVERNMENTAL ACTION") is or will be necessary in connection with the execution and delivery of any Loan Document, consummation of the transactions herein or therein contemplated, performance of or compliance with the terms and conditions hereof or thereof or to ensure the legality, validity, binding effect, enforceability or admissibility in evidence hereof or thereof.

     3.05. ABSENCE OF CONFLICTS. Except as provided on Schedule 3.05 hereof, neither the execution and delivery of any Loan Document, nor consummation of the transactions herein or therein contemplated, nor performance of or compliance with the terms and conditions hereof or thereof does or will

          (a)  violate or conflict with any Law in any material respect, or

          (b) violate, conflict with or result in a material breach of any term or condition of, or constitute a default under, or result in (or give rise to any right, contingent or otherwise, of any Person to cause) any termination, cancellation, prepayment or acceleration of performance of, or result in the creation or imposition of (or give rise to any obligation, contingent or otherwise, to create or impose) any Lien upon any property of any Loan Party (except for any Lien in favor of the Lender securing the Obligations) pursuant to, or otherwise result in (or give rise to any right, contingent or otherwise, of any Person to cause) any change in any right, power, privilege, duty or obligation of any Loan Party under or in connection with,

               (i) the articles of incorporation or by-laws (or other constituent documents) of any Loan Party,

               (ii) any agreement or instrument creating, evidencing or securing any Indebtedness to which any Loan Party is a party or by which any of them or any of their respective properties (now owned or hereafter acquired) may be subject or bound, or

               (iii) any other agreement or instrument to which any Loan Party is a party or by which any of them or any of their respective properties (now owned or hereafter acquired) may be subject or bound.

     3.06. AUDITED FINANCIAL STATEMENTS. The Borrower has heretofore furnished to the Lender consolidated balance sheets of the Borrower as of October 31, 1994 and the related consolidated statements of income, cash flows and changes in stockholders' equity for the fiscal years then ended, as examined and reported on by Price Waterhouse, independent certified public accountants for the Borrower, who delivered an unqualified opinion in respect thereof. Such financial statements (including the notes thereto) present fairly the financial condition of the Borrower and its consolidated Subsidiaries as of the end of each such fiscal year and the results of their operations and their cash flows for the fiscal years then ended, all in conformity with GAAP.

     3.07. INTERIM FINANCIAL STATEMENTS. The Borrower has heretofore furnished to the Lender interim consolidated balance sheets of the Borrower dated May 31, 1995, together with the related consolidated statements of income, cash flows and changes in stockholders' equity for the applicable fiscal periods ending on each such date. Such financial statements (including the notes thereto) present fairly the financial condition of the Borrower and its consolidated Subsidiaries as of the end of each such fiscal quarter and the results of their operations and their cash flows for the fiscal periods then ended, all in conformity with GAAP, subject to normal and recurring year-end audit adjustments.

     3.08. ABSENCE OF UNDISCLOSED LIABILITIES. No Loan Party has a liability or obligation of any nature whatever (whether absolute, accrued, contingent or otherwise, whether or not due), forward or long-term commitments or unrealized or anticipated losses from unfavorable commitments, except (i) as disclosed in the financial statements referred to in Sections 3.06 and 3.07 hereof, (x) matters that, individually or in the aggregate, could not have a Material Adverse Effect, (ii) as disclosed in Schedule 3.08 hereof, and (iii) liabilities, obligations, commitments and losses incurred after May 31, 1995 in the ordinary course of business and consistent with past practices.

     3.09. ABSENCE OF MATERIAL ADVERSE CHANGES. Since May 31, 1995, there has been no material adverse change in the business, operations, condition (financial or otherwise), or prospects of the Borrower and its consolidated Subsidiaries.

     3.10. ACCURATE AND COMPLETE DISCLOSURE. All factual information (taken as a whole) heretofore, contemporaneously or hereafter provided (orally or in writing) by or on behalf of the Borrower to the Lender (or to any accounting firm, law firm, appraisal firm, environmental or other engineer, or other applicable expert), for the benefit of Lender, pursuant to or in connection with any Loan Document or any transaction contemplated hereby or thereby, is or will be (as the case may be) true and accurate in all material respects on the date as of which such information is dated (or, if not dated, when received by the Lender as the case may be) and does not or will not (as the case may be) omit to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances in which it was provided. The Borrower has disclosed to the Lender in writing every fact or circumstance which has, or which could have, a Material Adverse Effect.

     3.11. PROJECTIONS. The projections prepared by the Borrower and delivered to the Lender demonstrate the projected financial condition and results of operations of the Borrower and its consolidated Subsidiaries, for the period ending on October 31, 1996, which projections were accompanied by a written statement of the assumptions and estimates underlying such projections. Such projections were prepared on the basis of such assumptions and estimates. Such projections, assumptions and estimates, as of the date of preparation thereof and as of the date hereof, are reasonable, are made in good faith, are consistent with the Loan Documents, and represent the Borrower's best judgment as to such matters. Nothing has come to the attention of the Borrower which would lead the Borrower to believe that such projections will not be attained or exceeded. Nothing contained in this Section shall constitute a representation or warranty that such future financial performance or results of operations will in fact be achieved.

     3.12. SOLVENCY. On and as of the Closing Date, and after giving effect to all Loans and other obligations and liabilities being incurred on such date in connection therewith, and on the date of each subsequent Loan or other extension of credit hereunder and after giving effect to application of the proceeds thereof in accordance with the terms of the Loan Documents, each Loan Party is and will be Solvent.

     3.13. MARGIN REGULATIONS. No part of the proceeds of any Loan hereunder will be used for the purpose of buying or carrying any "margin stock," as such term is used in Regulations G and U of the Board of Governors of the Federal Reserve System, as amended from time to time, or to extend credit to others for the purpose of buying or carrying any "margin stock". No Loan Party is engaged in the business of extending credit to others for the purpose of buying or carrying "margin stock". No Loan Party owns "margin stock".
Neither the making of any Loan nor any use of proceeds of any such Loan will violate or conflict with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, as amended from time to time.

     3.14. PARTNERSHIPS, ETC. No Loan Party is a partner (general or limited) of any partnership, is a party to any joint venture, owns (beneficially or of record) any equity or similar interest in any Person (including but not limited to any interest pursuant to which a Loan Party has or may in any circumstance have an obligation to make capital contributions to, or be generally liable for or on account of the liabilities, acts or omissions of such other Person), except for the matters set forth in Schedule
3.14 hereof.

     3.15. OWNERSHIP AND CONTROL. Schedule 3.15 hereof states as of the date hereof the authorized capitalization of each Loan Party, the number of shares of each class of capital stock issued and outstanding of each Loan Party and the number and percentage of outstanding shares of each such class of capital stock and the names of the record owners of shares in an amount equal to five percent (5%) or more of all outstanding shares and, to the Borrower's knowledge after due inquiry, the direct or indirect beneficial owners of such shares. The outstanding shares of capital stock of each Loan Party has been duly authorized and validly issued and is fully paid and nonassessable.
Except as shown on Schedule 3.15 hereof, there are no options, warrants, calls, subscriptions, conversion rights, exchange rights, preemptive rights or other rights, agreements or arrangements (contingent or otherwise) which may in any circumstances now or hereafter obligate a Loan Party to issue any shares of its capital stock or any other securities. As of the date hereof, there are no shareholder agreements between the Borrower and any of its shareholders, except for agreements with shareholders and employees otherwise disclosed in this Agreement. Except for the Guarantor, the Borrower has no Subsidiaries.

     3.16. LITIGATION. Except as provided on Schedule 3.16 hereof, there is no pending or (to the Borrower's knowledge after due inquiry) threatened action, suit, proceeding or investigation by or before any Governmental Authority against or affecting any Loan Party.

     3.17. ABSENCE OF EVENTS OF DEFAULT. No event has occurred and is continuing and no condition exists which constitutes an Event of Default or Potential Default.

     3.18. ABSENCE OF OTHER CONFLICTS. No Loan Party is in violation of or conflict with, or is subject to any contingent liability on account of any violation of or conflict with:

          (a) any Law (which violation or conflict would result in a Material Adverse Effect),

          (b) its respective articles of incorporation or by-laws (or other constituent documents), or

          (c) any agreement or instrument or arrangement to which it is a party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound (which violation or conflict would result in a Material Adverse Effect).

     3.19. INSURANCE. Each Loan Party maintains with financially sound and reputable insurers insurance with respect to its properties and business and against at least such liabilities, casualties and contingencies and in at least such types and amounts as is customary in the case of corporations engaged in the same or a similar business or having similar properties similarly situated. Schedule 3.19 hereof sets forth a list of all insurance currently maintained by each Loan Party, setting forth the identity of the insurance carrier, the type of coverage, the amount of coverage and the deductible. There are no claims, actions, suits, proceedings against, arising under or based upon any of such insurance policies except as set forth in such
Schedule 3.19.

     3.20. TITLE TO PROPERTY. Each Loan Party has good and marketable title in fee simple to all real property owned or purported to be owned by it and good title to all other property of whatever nature owned or purported to be owned by it, including but not limited to all property reflected in the most recent audited balance sheet referred to in Section 3.06 hereof or submitted pursuant to Section 5.01(a) hereof, as the case may be (except as sold or otherwise disposed of in the ordinary course of business after the date of such balance sheet, in each case free and clear of all Liens, other than Permitted Liens.

     3.21. INTELLECTUAL PROPERTY. Each Loan Party owns, or is licensed or otherwise has the right to use, all the patents, trademarks, service marks, names (trade, service, fictitious or otherwise), copyrights, technology (including but not limited to computer programs and software), processes, data bases and other rights, free from burdensome restrictions, necessary to own and operate its properties and to carry on its business as presently conducted and presently planned to be conducted without conflict with the rights of others.

     3.22. TAXES. All tax and information returns required to be filed by or on behalf of any Loan Party have been properly prepared, executed and filed. All taxes, assessments, fees and other governmental charges upon any Loan Party or upon any of its respective properties, incomes, sales or franchises which are due and payable have been paid other than those not yet delinquent and payable without premium or penalty, and except for those being diligently contested in good faith by appropriate proceedings, and in each case adequate reserves and provisions for taxes have been made on the books of such Loan Party. The reserves and provisions for taxes on the books of each Loan Party are adequate for all open years and for the current fiscal period. No Loan Party has knowledge of any proposed additional assessment or basis for any material assessment for additional taxes (whether or not reserved against).

     3.23. EMPLOYEE BENEFITS. A copy of the most recent Annual Report (5500 Series Form) including all attachments thereto as filed with the Internal Revenue Service for each Plan has been provided to the Lender and fairly presents the funding status of each Plan. There has been no material deterioration in any Plan's funding status since the date of such Annual Report. Schedule 3.23 hereof sets forth as of the date hereof a list of all Plans and Multiemployer Plans, and all information available to any Loan Party with respect to the direct, indirect or potential withdrawal liability to any Multiemployer Plan of any Loan Party or any Controlled Group Member. Except as set forth in Schedule 3.23 hereof, no Loan Party has any liability (contingent or otherwise) for or in connection with, and none of their respective properties is subject to a Lien in connection with, any Pension-Related Event. No Loan Party has any liability (contingent or otherwise) for or in connection with, any Postretirement Benefits.

     3.24. ENVIRONMENTAL MATTERS. Except as provided on Schedule 3.24, and with respect to Environmental Affiliates, to the best knowledge of the
Borrower:

          (a) Each Loan Party and each of its respective Environmental Affiliates is and has been in full compliance with all applicable
Environmental Laws. There are no circumstances that may prevent or interfere with such full compliance in the future.

          (b) Each Loan Party and its respective Environmental Affiliates has all Environmental Approvals necessary or desirable for the ownership and operation of its respective properties, facilities and businesses as presently owned and operated and as presently proposed to be owned and operated.

          (c) There is no Environmental Claim pending or threatened, and there are no past or present acts, omissions, events or circumstances (including but not limited to any dumping, leaching, deposition, removal, abandonment, escape, emission, discharge or release of any Environmental Concern Material at, on or under any facility or property now or previously owned, operated or leased by any Loan Party or any of its respective Environmental Affiliates) that could form the basis of any Environmental Claim, against any Loan Party or any of its respective Environmental Affiliates.

          (d) No facility or property now or previously owned, operated or leased by any Loan Party or any of its respective Environmental Affiliates is an Environmental Cleanup Site. No Loan Party nor any of its respective Environmental Affiliates has directly transported or directly arranged for the transportation of any Environmental Concern Materials to any Environmental Cleanup Site. No Lien exists, and no condition exists which could result in the filing of a Lien, against any property of any Loan Party or any of its respective Environmental Affiliates under any Environmental Law.

     3.25. ESOP MATTERS. No Loan Party has a liability or obligation of any nature (whether absolute, accrued, contingent or otherwise, whether or not due) for any Indebtedness of the ESOP. With respect to liabilities or obligations of any Loan Party which may arise under the ESOP or under applicable Law, each Loan Party has estimated such liabilities or obligations as described in the summary attached hereto as Schedule 3.25.

     3.26. OUTSTANDING LETTERS OF CREDIT. As of the Closing Date, the Borrower is not an account party to any issued or outstanding letter of credit.

     3.27. DISSOLUTION OF B.B. WALKER COMPANY OF VIRGINIA. B.B. Walker Company of Virginia, a former Subsidiary of the Borrower, has been dissolved under the laws of its state of incorporation and a copy of the articles of dissolution have been delivered to the Lender.


                       ARTICLE 4 - CONDITIONS OF LENDING

     4.01. CONDITIONS TO INITIAL LOANS. The obligation of the Lender to make Loans on the Closing Date is subject to the satisfaction, immediately prior to or concurrently with the making of such Loans, of the following conditions precedent, in addition to the conditions precedent set forth in Section 4.02 hereof:

          (a) AGREEMENT; NOTE. The Lender shall have received this Agreement, duly executed by the Borrower, and an executed Revolving Credit Note and Term Loan Note conforming to the requirements hereof, duly executed on behalf of the Borrower.

          (b) FEES. The Lender shall have received from the Borrower payment of the Initial Commitment Fee, the Collateral Management Fee and the Overadvance Fee and, if any L/C is issued on the Closing Date, the applicable L/C fee.

          (c) CERTAIN SECURITY DOCUMENTS PERTAINING TO PERSONAL PROPERTY. The Lender shall have received the following, each of which shall be in form and substance satisfactory to the Lender:

               (i)  Executed copies of each of the following:

                    (A) A Security Agreement, duly executed on behalf of the Borrower, in substantially the form of Exhibit C hereto (as amended, modified or supplemented from time to time, the "SECURITY AGREEMENT".

                    (B) A Trademark Assignment, duly executed on behalf of the Borrower, in substantially the form of Exhibit D (as amended, modified or supplemented from time to time, the "TRADEMARK SECURITY AGREEMENT").

                    (C) A Copyright Assignment, duly executed on behalf of the Borrower, in substantially the form of Exhibit E (as amended, modified or supplemented from time to time, the "COPYRIGHT ASSIGNMENT").

                    (D) A Patent Assignment, duly executed on behalf of the Borrower, in substantially the form of Exhibit F (as amended, modified or supplemented from time to time, the "PATENT ASSIGNMENT").

                    (E) A Guaranty and Suretyship Agreement, duly executed on behalf of the Guarantor, in substantially the form of Exhibit G (as amended, modified or supplemented from time to time, the "GUARANTY").

                    (F) A Guaranty Security Agreement, duly executed on behalf of the Guarantor, in substantially the form of Exhibit H (as amended, modified or supplemented from time to time, the "GUARANTY SECURITY AGREEMENT").

                    (G) A Lockbox Agreement, duly executed on behalf of the Borrower, in substantially the form of Exhibit I (as amended, modified or supplemented from time to time, the "LOCKBOX AGREEMENT").

               (ii) Evidence of the completion of all recordings and filings of or with respect to, and of all other actions with respect to, the above Security Documents as may be necessary to create or perfect the Liens created or purported to be created by such Security Documents as valid, continuing and perfected Liens in favor of the Lender securing the Obligations, prior to all other Liens; and evidence of the payment of any necessary fee, tax or expense relating to such recording or filing. The Lender shall receive:

                    (A) Acknowledgment copies of proper financing statements duly filed under the Uniform Commercial Code in all jurisdictions as may be necessary or, in the opinion of the Lender, desirable to create or perfect such Liens in favor of the Lender; and

                    (B) Evidence of filings of assignments in form and substance satisfactory to the Lender with the United States Patent and Trademark Office with respect to the Trademark Assignment and Patent Assignment and with the United States Copyright Office with respect to the Copyright Assignment.

               (iii) Each of the following reports, dated as of July 31, 1995: inventory certification, accounts receivable report, accounts payable report, and a report of sales, credits and collections received.

               (iv) Evidence of the insurance required by the terms of the above Security Documents, containing the endorsements required by such Security Documents and this Agreement.

               (v) Waivers of landlord's liens, warehouseman's liens and like rights.

               (vi) Certified copies of the License Agreement dated October 14, 1991 by and between KR Sales, Inc. and the Borrower and the License Agreement dated February 15, 1993 between Jack Daniel Distillery and the Borrower.

               (vii) A contemporaneous search of UCC, real property, tax, judgment and litigation dockets and records and other appropriate registers shall have revealed no filings or recordings in effect with respect to the Collateral purported to be covered by the above Security Documents, except such as are acceptable to the Lender (it being understood that such acceptance does not limit the obligations of the Borrower or any Loan Party with respect to the priority of the Liens in favor of the Lender), and the Lender shall have received a copy of the search reports received as a result of the search and of the acknowledgment copies of the financing statements or other instruments required to be filed or recorded pursuant to this subsection bearing evidence of the recording of such statements or instruments at each of such filing or recording places.

          (d) CERTAIN SECURITY DOCUMENTS PERTAINING TO REAL PROPERTY. The Lender shall have received the following, each of which shall be in form and substance satisfactory to the Lender:

               (i)  Executed copies of each of the following:

                    (A) A Deed of Trust, duly executed on behalf of the Borrower, in substantially the form of Exhibit J hereto, encumbering the Asheboro, NC property (as amended, modified or supplemented from time to time, the "ASHEBORO DEED OF TRUST").

                    (B)	A Fourth Mortgage, duly executed on behalf of the
Borrower, in substantially the form of Exhibit K hereto, encumbering the Somerset, PA property (as amended, modified or supplemented from time to time, the "SOMERSET MORTGAGE").

               (ii) Evidence of the completion of all recordings and filings of or with respect to, and of all other actions with respect to, the above Security Documents as may be necessary or, in the opinion of the Lender, desirable or required to create or perfect the Liens created or purported to be created by such Security Documents as valid, continuing and perfected Liens in favor of the Lender for the benefit of the Lender securing the Obligations, having the priority purported to be given such Liens under such Security Documents; and evidence of the payment of any necessary fee, tax or expense relating to such recording or filing.

               (iii) With respect to such Security Documents, the Lender shall have received in respect of each property or estate constituting Collateral thereunder one or more mortgagee's title insurance policies (or marked up unconditional binders for such insurance) dated the Closing Date. Each such policy shall: (A) be in an amount satisfactory to the Lender; (B) be issued at ordinary rates; (C) insure that each Security Document insured thereby creates a valid Lien on such property or estate of the mortgagor, free and clear of all Liens, defects and other exceptions to title, except such as may be approved by the Lender; (D) name the Lender as the insured thereunder;
(E) be in the form of ALTA Loan Policy -- 1970 (or other form acceptable to the Lender); (F) contain such endorsements and affirmative coverage as the Lender may request; (G) be issued by a title insurance company satisfactory to the Lender; and (H) be accompanied by such coinsurance and reinsurance and direct access agreements as the Lender or any Lender may require. The Lender shall have received a copy of such of the recorded documents referred to, or listed as exceptions to title in, such policy or policies or binders as the Lender has requested and a copy of all other documents requested by the Lender affecting the property covered by each such Security Document. The Lender and such title insurers shall have received such affidavits from the mortgagor as they may require.

               (iv) With respect to such Security Documents, the Lender and the title insurance company issuing any applicable title insurance policy or binder referred to in clause (iii) above shall have received an as-built survey of the site of each property or estate covered by each Security Document, certified to the Lender and such title insurance company in a manner satisfactory to the Lender and such title insurance company, dated a date satisfactory to both of them by an independent professional licensed land surveyor satisfactory to both of them. Such survey shall include such matters as the Lender or such title insurance company may request.

               (v) With respect to Collateral referred to in such Security Documents, certified copies of all leases (as lessor or as lessee) pertaining to any part of such Collateral.

               (vi) With respect to Collateral referred to in such Security Documents, such subordination, attornment and nondisturbance agreements (in recordable form) from such of the tenants of such of the Collateral as the Lender may require.

               (vii) Evidence of the insurance required by the terms of the above Security Documents, containing the endorsements required by such Security Documents and this Agreement.

               (viii) Evidence that all other action necessary or, in the opinion of the Lender, desirable to create, perfect and protect the Liens created or purported to be created by the above Security Documents have been taken.

          (e) CAPITALIZATION, ETC. The corporate and capital structures of each Loan Party, the articles of incorporation and by-laws (or other constituent documents) of each Loan Party, and the terms, conditions, amounts and holders of all equity, debt and other indebtedness, obligations and liabilities of each Loan Party, shall be satisfactory to the Lender.

          (f) GOVERNMENTAL APPROVALS AND FILINGS. The Lender shall have received true and correct copies (in each case certified as to authenticity on such date on behalf of any Loan Party) of all items referred to in Schedule
3.04 hereof and such items shall be satisfactory in form and substance to the Lender and shall be in full force and effect.

          (g) OTHER CONFLICTS. The Lender shall have received true and correct copies (in each case certified as to authenticity on such date on behalf of any Loan Party) of all items referred to in Schedule 3.05 hereof and such items shall be satisfactory in form and substance to the Lender and shall be in full force and effect.

          (h) CORPORATE PROCEEDINGS. The Lender shall have received certificates by the Secretary or Assistant Secretary of each Loan Party dated as of the Closing Date as to (i) true copies of the articles of incorporation and by-laws (or other constituent documents) of each Loan Party in effect on such date (which, in the case of articles of incorporation or other constituent documents filed or required to be filed with the Secretary of State or other Governmental Authority in its jurisdiction of incorporation, shall be certified to be true, correct and complete by such Secretary of State or other Governmental Authority not more than thirty (30) days before the Closing Date), (ii) true copies of all corporate action taken by any Loan Party relative to this Agreement and the other Loan Documents and (iii) the incumbency and signature of the respective officers of each Loan Party executing this Agreement and the other Loan Documents, together with satisfactory evidence of the incumbency of such Secretary or Assistant Secretary. The Lender shall have received certificates from the appropriate Secretaries of State or other applicable Governmental Authorities dated not more than thirty (30) days before the Closing Date showing the good standing of each Loan Party in its state of incorporation and each state in which each Loan Party does business, if applicable in such state.

          (i) INSURANCE. The Lender shall have received a report from Allendale Insurance and Family and Business Insurance Center, Inc. addressed to the Lender, satisfactory in form and substance to the Lender, as to insurance matters pertaining to each Loan Party. The Lender shall have received evidence satisfactory to it that the insurance policies required by this Agreement and the other Loan Documents have been obtained, containing the endorsements required hereby and thereby.

          (j) APPRAISALS OF CERTAIN ASSETS. The Lender shall have received appraisals made by Pollack & Sons (as to machinery and equipment of the Loan Parties) and Shaw Boykin & Associates (as to real estate owned by any Loan Party) which shall be addressed to the Lender and shall be satisfactory in form and substance to the Lender.

          (k) ENVIRONMENTAL MATTERS. The Lender shall have a report from Atec Consultants, addressed to the Lender, satisfactory in form and substance to the Lender, as to such environmental matters pertaining to any Loan Party as the Lender may request (including but not limited to a Phase I environmental risk report for all real property constituting Collateral and a Phase II environmental risk report for such real property to the extent requested by the Lender). In addition, the Lender shall have received, such certifications by officers or employees of any Loan Party as the Lender may request with respect to (A) compliance by such Loan Party with existing Environmental Laws, (B) potential environmental liabilities arising from past or present conditions, operations or practices, and (C) potential environmental liabilities arising from off-site disposal of materials generated by such Loan Party.

          (l) FINANCIAL STATEMENTS, PROJECTIONS. The Lender shall have received copies of the financial statements, and projections referred to in Sections 3.06, 3.07 and 3.11 hereof.

          (m) LETTER OF CREDIT AGREEMENT. The Lender shall have received a Letter of Credit Agreement, duly executed by the Borrower, in substantially the form attached hereto as Exhibit L.

          (n) CASH MANAGEMENT AGREEMENT. The Lender shall have received a Cash Management Agreement, duly executed by the Borrower, in substantially the form attached hereto as Exhibit M.

          (o) WIRE TRANSFER AGREEMENT. The Lender shall have received a Wire Transfer Agreement, duly executed by the Borrower, in substantially the form attached hereto as Exhibit N.

          (p) LEGAL OPINION OF COUNSEL TO THE LOAN PARTIES. The Lender shall have received an opinion addressed to the Lender, dated the Closing Date, of Smith, Helms, Mulliss & Moore, L.L.P., Greensboro, N.C., counsel to the Loan Parties, in substantially the form attached hereto as Exhibit O.

          (q) OFFICERS' CERTIFICATES. The Lender shall have received certificates from such officers of each Loan Party in the form of Exhibit P attached hereto.

          (r) FEES, EXPENSES, ETC. All fees and other compensation (including, without limitation, attorneys' fees, costs of searches, filing and recording fees) required to be paid to the Lender pursuant hereto or pursuant to any other written agreement on or prior to the Closing Date shall have been paid or received, including but not limited to those referred to in the commitment letter.

          (s) SUPPORT AGREEMENTS. The Lender shall have received, in the form of Exhibit Q hereto, copies of the support agreements and validity letters issued by the appropriate Responsible Officers of each Loan Party.

          (t) PAY-OFF LETTER. The Lender shall have received a pay-off letter, in form and substance satisfactory to the Lender, from Sanwa Business Credit Corporation respecting the amount necessary to pay in full all of the obligations of the Borrower owing to such Lender as of the Closing Date and obtain a termination or release of all of the security interests or liens existing in favor of such lender in and to the properties or assets of the Borrower.

          (u) CONFLICTS WITH OTHER AGREEMENTS. In the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of the documents and agreements referred to in Subsections 4.01(c)(i)(G), 4.01(m), 4.01(n) or 4.01(o) above, the terms and conditions of this Agreement shall govern (except for the terms of the Asheboro Deed of Trust and the Somerset Mortgage with regard to the requirement that the Borrower or Guarantor comply with all Laws in relation to the properties).


     4.02. CONDITIONS TO ALL LOANS. The obligation of the Lender to make any Loan is subject to performance by the Borrower of its obligations to be performed hereunder or under the other Loan Documents on or before the date of such Loan, satisfaction of the conditions precedent set forth herein and in the other Loan Documents and satisfaction of the following further conditions precedent:

          (a) BORROWING BASE. In the case of Revolving Credit Loans, each request for Loans shall be accompanied by a borrowing base certificate, signed by a Responsible Officer of the Borrower, dated as of the date of such request.

          (b) REPORTS. Each of the following reports, in its most current version as required by this Agreement: inventory certification, accounts receivable report, accounts payable report, and a report of sales, credits and collections received.

          (c) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Borrower in Article 3 hereof shall be true and correct in all material respects on and as of such date as if made on and as of such date, both before and after giving effect to the Loans requested to be made on such date.

          (d) NO DEFAULTS. No Event of Default or Potential Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.

          (e) NO VIOLATIONS OF LAW, ETC. Neither the making nor use of the Loans shall cause the Lender to violate or conflict with any Law.

          (f) NO MATERIAL ADVERSE CHANGE. There shall not have occurred, or be threatened, a material adverse change in the business, operations, assets or condition (financial or otherwise) or prospects of any Loan Party since the Closing Date. There shall not have occurred, or be threatened, any other event, act or condition which could have a Material Adverse Effect on any Loan Party.

Each request by the Borrower for any Loan shall constitute a representation and warranty by the Borrower that the conditions set forth in this Section
4.02 have been satisfied as of the date of such request. Failure of the Lender to receive notice from the Borrower to the contrary before such Loan is made shall constitute a further representation and warranty by the Borrower that the conditions referred to in this Section 4.02 have been satisfied as of the date such Loan is made.


                       ARTICLE 5 - AFFIRMATIVE COVENANTS

     The Borrower hereby covenants to the Lender as follows:

     5.01.  BASIC REPORTING REQUIREMENTS.

          (a) ANNUAL AUDIT REPORTS. As soon as practicable, and in any event within ninety (90) days after the close of each fiscal year of the Borrower, the Borrower shall furnish to the Lender, consolidated statements of income, cash flows and changes in stockholders' equity of the Borrower and its consolidated Subsidiaries for such fiscal year and a balance sheet of the Borrower and its consolidated Subsidiaries as of the close of such fiscal year, and notes to each, all in reasonable detail, setting forth in comparative form the corresponding figures for the preceding fiscal year.
Such financial statements shall be accompanied by an opinion of independent certified public accountants selected by the Borrower and acceptable to the Lender. A copy of the opinion of such accountants shall be addressed to the Lender and signed by such accountants. Such opinion shall be free of exceptions or qualifications not acceptable to the Lender and in any event shall be free of any exception or qualification which is of "going concern" or like nature or which relates to a limited scope of examination. Such opinion in any event shall contain a written statement of such accountants substantially to the effect that (i) such accountants examined such financial statements in accordance with generally accepted auditing standards and accordingly made such tests of accounting records and such other auditing procedures as such accountants considered necessary under the circumstances and (ii) in the opinion of such accountants such financial statements present fairly the financial position of the Borrower and its consolidated subsidiaries as of the end of such fiscal year and the results of their operations and their cash flows and changes in stockholders' equity for such fiscal year, in conformity with GAAP.

          (b) MONTHLY FINANCIAL STATEMENTS. As soon as practicable, and in any event within thirty (30) days after the end of each month, the Borrower shall furnish to the Lender internally prepared monthly consolidating financial statements of the Borrower and its consolidated subsidiaries (reflecting activity for the current month, as well as activity year-to-date), certified by a Responsible Officer of the Borrower.

          (c) QUARTERLY COMPLIANCE CERTIFICATES. The Borrower shall deliver to the Lender a Quarterly Compliance Certificate in substantially the form set forth as Exhibit Q hereto, duly completed and signed by the President or Vice President-Finance of the Borrower concurrently with the delivery of the financial statements referred to in subsections (a) and (b).

          (d)  PROJECTIONS.

               (i) On the Closing Date (with respect to the then-current current fiscal year of the Borrower), and as soon as practicable and in any event within thirty (30) days prior to the close of each subsequent fiscal year of the Borrower, the Borrower shall furnish to the Lender a certificate signed by a Responsible Officer on behalf of the Borrower containing a projection of the availability under the Revolving Credit Commitment, revenues, expenditures (capital or otherwise) and results of operations and cash position of the Borrower and its consolidated Subsidiaries as of the end of each month in the forthcoming fiscal year, together with a statement of the assumptions and estimates upon which such projections are based. Such projections, estimates and assumptions, as of the date of preparation thereof, shall be reasonable, made in good faith, shall be consistent with the Loan Documents, and shall represent the Borrower's best judgment as to such matters.

               (ii)  As soon as practicable, and in any event within thirty
(30) days after the end of each month after the Closing Date, the Borrower shall furnish to the Lender a certificate signed by a Responsible Officer of the Borrower containing the unaudited statements of revenues, expenditures

(capital or otherwise) and results of operations and cash position of the Borrower and its consolidated Subsidiaries for such month and for the period from the beginning of the Borrower's fiscal year to the end of such month, together with management commentary thereon, all in reasonable detail, setting forth in comparative form the corresponding figures for projected for the same period or as of the same date as set forth in the most recent projections referred to in subsection (i) of this Section 5.01(d), and shall contain an analysis of significant variances from such projections. Such report shall be certified by a Responsible Officer of the Borrower as presenting fairly the financial position of the Borrower and its consolidated Subsidiaries as of the end of such month and the results of their operations and their cash flows for the periods covered thereby, in conformity with GAAP, subject to normal and recurring year-end audit adjustments.

          (e) ACCOUNTANTS' CERTIFICATE. Each set of financial statements delivered pursuant to Section 5.01(a) hereof shall be accompanied by (i) management letters, (ii) a certificate or report dated the date of such statements and balance sheet by the independent certified public accountants who opined on such financial statements stating in substance that they have reviewed this Agreement and that in making the examination necessary for their certification of such statements and balance sheet they did not become aware of any Event of Default or Potential Default, or if they did become so aware, such certificate or report shall state the nature and period of existence thereof, and (iii) a certificate or report dated as of the date of such financial statements by such accountants stating in reasonable detail the information and calculations necessary to establish compliance with the financial covenants described in Section 6.01 as of the end of such fiscal year.

          (f)  FINANCIAL REPORTS.  The Borrower shall furnish to the Lender:

               (i) No less than once each week, a certificate on a form acceptable to the Lender or more frequently as the Lender determine, which shall include, but not be limited to, a report of sales, credits issued and collections received;

               (ii) No less than once each week, weekly inventory certifications as to finished goods, by location;

               (iii) Within fifteen (15) days of the end of each calendar month, monthly inventory certifications which shall include, among other things, a breakdown of the amount of inventory by type (raw materials, work-in-progress and finished goods) by location, and identification of write-offs and write-downs;

               (iv) Within fifteen (15) days of the end of each calendar month, monthly accounts receivable reports (which shall include, among other things, a breakout of aging and collections, identification of each receivable, obligor, due date and original invoice date, identification of write-offs and changes made in reserves for bad debts, and identification of any extension of the maturity of, refinancing or other material change in the terms of any receivables, and identification of any receivable that fails to meet any requirement of an Eligible Receivable);

               (v) Within fifteen (15) days of the end of each calendar month, monthly accounts payable reports (which shall include, among other things, a breakout of aging);






               (vi) Such other data, reports, certificates and information concerning the financial or operating condition or status of the Borrower and its consolidated subsidiaries as the Lender may reasonably request from time to time. Annual statements shall set forth comparative form figures for the corresponding periods in the prior fiscal year. All financial statements shall include a balance sheet, statement of earnings and statement of cash flow and shall be prepared in accordance with GAAP.

          (g) CERTAIN OTHER REPORTS AND INFORMATION. Promptly upon their becoming available to the Borrower, the Borrower shall deliver to the Lender a copy of (i) all regular or special reports, registration statements and amendments to the foregoing which the Borrower shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange,
(ii) all reports, proxy statements, financial statements and other information distributed by the Borrower to its stockholders, bondholders or the financial community generally, and (iii) all accountants' management letters pertaining to, all other reports submitted by accountants in connection with any audit of, and all other material reports from outside accountants with respect to, the Borrower.

          (h) FURTHER INFORMATION. The Borrower will promptly furnish to the Lender such other information and in such form as the Lender may reasonably request from time to time.

          (i) NOTICE OF CERTAIN EVENTS. Promptly upon becoming aware of any of the following, the Borrower shall give the Lender notice thereof, together with a written statement of a Responsible Officer of the Borrower setting forth the details thereof and any action with respect thereto taken or proposed to be taken by the Borrower:

               (i)  Any Event of Default or Potential Default.

               (ii) Any material adverse change in the business, operations or condition (financial or otherwise) or prospects of any Loan Party.

               (iii) Any pending or threatened action, suit, proceeding or investigation by or before any Governmental Authority against or affecting any Loan Party, except for matters that if adversely decided, individually or in the aggregate, could not have a Material Adverse Effect.

               (iv) Any material violation, breach or default by any Loan Party or by any other party of or under any agreement or instrument material to the business, operations, condition (financial or otherwise) or prospects of any Loan Party.

               (v) Any amendment or supplement to, or extension, renewal, refinancing, or refunding of, or waiver by any other party thereto of any right under or conditions of, any licensing agreement, any agreement or instrument creating, evidencing or securing any Indebtedness or Guaranty Equivalent of any Loan Party; any agreement or instrument material to the business, operations, condition (financial or otherwise) or prospects of any Loan Party, and any negotiations pertaining to any of the foregoing.

               (vi) Any Pension-Related Event. Such notice shall be accompanied by: (A) a copy of any notice, request, return, petition or other document received by any Loan Party or any Controlled Group Member from any Person, or which has been or is to be filed with or provided to any Person (including without limitation the Internal Revenue Service, PBGC or any Plan participant, beneficiary, alternate payee or employer representative), in connection with such Pension-Related Event, and (B) in the case of any Pension-Related Event with respect to a Plan, the most recent Annual Report (5500 Series), with attachments thereto, and the most recent actuarial valuation report, for such Plan.

               (vii) Any Environmental Claim pending or threatened against any Loan Party or any Environmental Affiliates, or any past or present acts, omissions, events or circumstances (including but not limited to any dumping, leaching, deposition, removal, abandonment, escape, emission, discharge or release of any Environmental Concern Material at, on or under any facility or property now or previously owned, operated or leased by any Loan Party or any Environmental Affiliates that could form the basis of such Environmental Claim, which Environmental Claim, if adversely resolved, individually or in the aggregate, could have a Material Adverse Effect.

          (j) NOTICES UNDER OTHER AGREEMENTS. Concurrently with the Borrower's delivery or receipt thereof, the Borrower shall provide the Lender with copies of (i) any financial reports furnished by the Borrower to any other lender or other party to any agreement or instrument material to the business, operations, condition (financial or otherwise) or prospects of the Borrower, or, (ii) any notices (of default or otherwise) received by the Borrower from any other lender or other party to any of the foregoing.

          (k) VISITATION; VERIFICATION. Each Loan Party shall permit such Persons as the Lender may designate from time to time to visit and inspect any of its properties, to examine its books and records and take copies and extracts therefrom and to discuss its affairs with its directors, officers, employees and independent accountants and independent engineers, etc. at such times and as often as the Lender may reasonably request. Each Loan Party hereby authorizes such officers, employees and independent accountants and independent engineers, etc. to discuss with the Lender its affairs. The Lender shall have the right to examine and verify accounts, inventory and other properties and liabilities of each Loan Party from time to time, and each Loan Party shall cooperate with the Lender in such verification. The Lender shall use its best efforts to notify the Borrower prior to contacting any independent accountant, independent engineer or other professional.

     5.02. INSURANCE. Each Loan Party shall maintain insurance on all insurable tangible Collateral against fire, flood, casualty and such other hazards, as well as business interruption coverage, all as may be reasonably acceptable to the Lender in such amounts, with such deductibles and with such insurers as may be reasonably acceptable to the Lender. The policies of all such casualty insurance shall contain standard Lender's Loss Payable Clauses issued in favor of the Lender under which all losses thereunder shall be paid to the Lender as the Lender's interest may appear. Such policies shall expressly provide that the requisite insurance cannot be altered or canceled without thirty (30) days prior written notice to the Lender and shall insure the Lender notwithstanding the act or neglect of the insured. In the event a Loan Party fails to procure or cause to be procured any such insurance or to timely pay or cause to be paid the premium(s) on any such insurance, the Lender may do so for such Loan Party but the such Loan Party shall continue to be liable for the cost of such insurance. Each Loan Party hereby appoints the Lender as its attorney-in-fact, exercisable at the Lender's option, to endorse any check which may be payable to such Loan Party in order to collect the proceeds of such insurance. Any and all amount or amounts received or collected by the Lender pursuant to the provisions of this paragraph may be applied by the Lender to any Obligations or to repair, reconstruct or replace the loss of or damage to Collateral as the Lender in its sole judgment may from time to time determine. Each Loan Party shall furnish to the Lender from time to time upon request the policies under which such insurance is issued, certificates of insurance and such other information relating to such insurance as the Lender may request, and provide such other insurance and endorsements as are required by this Agreement and the other Loan Documents.

     5.03. PAYMENT OF TAXES AND OTHER POTENTIAL CHARGES AND PRIORITY CLAIMS. The Borrower shall pay or discharge

          (a) on or prior to the date on which penalties attach thereto, all taxes, assessments and other governmental charges imposed upon it or any of its properties;


          (b) on or prior to the date when due, all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, if unpaid, might result in the creation of a Lien upon any such property, which Liens shall not exceed in the aggregate $50,000 at any one time; and

          (c) on or prior to the date when due, all other lawful claims which, if unpaid, might result in the creation of a Lien upon any such property or which, if unpaid, might give rise to a claim entitled to priority over general creditors of the Borrower or such Subsidiary in a case under Title 11 (Bankruptcy) of the United States Code, as amended;

PROVIDED, that unless and until foreclosure, distraint, levy, sale or similar proceedings shall have been commenced the Borrower need not pay or discharge any such tax, assessment, charge or claim so long as (x) the validity thereof is contested in good faith and by appropriate proceedings diligently conducted, (y) such reserves or other appropriate provisions as may be required by GAAP shall have been made therefor.

     5.04. PRESERVATION OF CORPORATE STATUS. The Borrower shall maintain its status as a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation (if applicable under the Laws of such jurisdiction), and to be duly qualified to do business as a foreign corporation and in good standing in all jurisdictions in which the ownership of its properties or the nature of its business or both make such qualification necessary or advisable.

     5.05. GOVERNMENTAL APPROVALS AND FILINGS. The Borrower shall keep and maintain in full force and effect all Governmental Actions necessary or advisable in connection with execution and delivery of any Loan Document, consummation of the transactions herein or therein contemplated, performance of or compliance with the terms and conditions hereof or thereof or to ensure the legality, validity, binding effect, enforceability or admissibility in evidence hereof or thereof.

     5.06. MAINTENANCE OF PROPERTIES. The Borrower shall maintain or cause to be maintained in good repair, working order and condition the properties now or hereafter owned, leased or otherwise possessed by it and shall make or cause to be made all needful and proper repairs, renewals, replacements and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

     5.07. AVOIDANCE OF OTHER CONFLICTS. The Borrower shall not violate or conflict with, be in violation of or conflict with, or be or remain subject to any liability (contingent or otherwise) on account of any violation or conflict with

          (a) any Law (except for violations or conflicts that would not have a Material Adverse Effect),

          (b) its articles of incorporation of by-laws (or other constituent documents), or

          (c) any agreement or instrument to which it is party or by which any of them or any of their respective Subsidiaries is a party or by which any of them or any of their respective properties (now owned or hereafter acquired) may be subject or bound (except for violations or conflicts which would not have a Material Adverse Effect).

     5.08. FINANCIAL ACCOUNTING PRACTICES. The Borrower shall make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect its transactions and dispositions of its assets and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorization, (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with GAAP and (ii) to maintain accountability for assets, (c) access to assets is permitted only in accordance with management's general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     5.09. USE OF PROCEEDS. The Borrower shall apply the proceeds of all Loans hereunder only to refinance existing Indebtedness and for working capital, subject to the terms and conditions of this Agreement. The Borrower shall not use the proceeds of any Loans hereunder directly or indirectly for any unlawful purpose, in any manner inconsistent with Section 3.13 hereof, or inconsistent with any other provision of any Loan Document.

     5.10. CONTINUATION OF OR CHANGE IN BUSINESS. The Borrower shall continue to engage in its business substantially as conducted and operated during the present and preceding fiscal year, and the Borrower shall not engage in any other business.

     5.11. CONSOLIDATED TAX RETURN. The Borrower shall not file or consent to the filing of any consolidated income tax return with any Person other than the Borrower and its consolidated Subsidiaries.

     5.12. FISCAL YEAR. The parties acknowledge that the fiscal year end of the Borrower falls on the last Saturday of October and that the fiscal quarters of the Borrower are determined on a four week, four week, five week basis. The Borrower shall not change the foregoing fiscal year or fiscal quarters.

     5.13. BANK ACCOUNTS. As additional consideration for the establishment by the Lender of the Revolving Credit Loans and the Term Loan, as soon as possible, and in no event later than ninety (90) days from the closing date, each Loan Party shall establish and maintain all of its depository accounts and disbursement accounts at the Lender (including, without limitation the Cash Collateral Account, the Operating Account), except for the accounts set forth on Schedule 5.13.

     5.14. POSSESSION OF INSTRUMENTS AND CHATTEL PAPER. Immediately after the conversion of an Account into an instrument or chattel paper, each Loan Party shall immediately, but in no event more than ten (10) days later, notify the Lender if such Account becomes evidenced or secured by an instrument or chattel paper, and, upon request by the Lender, promptly deliver possession of such instrument or chattel paper to the Lender.


                        ARTICLE 6 - NEGATIVE COVENANTS

     The Borrower hereby covenants to the Lender as follows:

     6.01.  FINANCIAL COVENANTS.

          (a) CONSOLIDATED CURRENT RATIO. The Consolidated Current Ratio shall not at any time be less than 1.25 to 1.00 as of and from July 31, 1995 and at all times through October 30, 1996; and 1.30 to 1.00 as of and from October 31, 1996 and at all times thereafter.

          (b) CONSOLIDATED LEVERAGE RATIO. The Consolidated Leverage Ratio shall not at any time exceed 2.95 to 1.00 as of and from July 31, 1995 and at all times through October 30, 1995; 2.85 to 1.00 as of and from October 31, 1995 and at all times through October 30, 1996; and 2.45 to 1.00 as of and from October 31, 1996 and at all times thereafter.

          (c) CONSOLIDATED TANGIBLE NET WORTH. Consolidated Tangible Net Worth shall not at any time be less than $8,600,000 as of and from July 31, 1995 and at all times through October 30, 1995; $9,400,000 as of and from October 31, 1995 and at all times through October 30, 1996; and $9,900,000 from October 31, 1996 and at all times thereafter.

          (d) CONSOLIDATED WORKING CAPITAL. Consolidated Working Capital shall not at any time be less than $8,500,000 as of and from July 31, 1995 and at all times through October 30, 1995; $9,400,000 as of and from October 31, 1995 and at all times through October 30, 1996; and $9,700,000 as of and from October 31, 1996 and at all times thereafter.

          (e) CONSOLIDATED NET INCOME. Consolidated Net Income for the nine month period ending July 31, 1995 shall not exceed a loss of ($1,200,000), and for the fiscal year ending October 31, 1995 shall not exceed a loss of ($400,000). Consolidated Net Income for the fiscal quarters ending January 31, 1996, April 30, 1996 and July 31, 1996 shall be break even. Consolidated Net Income for the fiscal year ending October 31, 1996 shall be $500,000.

          (f) CAPITAL EXPENDITURES. The Borrower shall not make any Capital Expenditures which exceed, in the aggregate, (a) $75,000 for the nine month period ending July 31, 1995; (b) $150,000 for the fiscal year ending October 31, 1995; (c) $135,000 for the first fiscal quarter ending January 31, 1996;
(d) $185,000 for the six month period ending April 30, 1996; (e) $235,000 for the nine month period ending July 31, 1996; and (f) $285,000 for the fiscal year ending October 31, 1996; provided, however, that for the fiscal year ending October 31, 1996 and for all periods thereafter, fifty percent (50%) of the funding for permitted Capital Expenditures shall come from sources other than Lender. As a one time only exception to the foregoing Capital Expenditure limitation, the Borrower or the Guarantor may make Capital Expenditures of $265,000 in order to obtain the PDCME Loan.

          (g) INVENTORY TURNOVER. The Borrower shall not have Inventory Turnover, determined quarterly and annually, of greater than 200 days as of and from July 31, 1995 and at all times through October 30, 1995; 150 days as of and from October 31, 1995 and at all times through January 30, 1996; 155 days as of and from January 31, 1996 and at all times through July 30, 1996; 165 days as of and from July 31, 1996 and at all times through October 30, 1996; and 140 days as of and from October 31, 1996 and at all times thereafter.

     6.02. LIENS. The Borrower shall not at any time create, incur, assume or suffer to exist any Lien on any of its property (now owned or hereafter acquired), or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except for the following ("Permitted Liens"):

          (a) Liens pursuant to the Security Documents in favor of the Lender to secure the Obligations;

          (b) Liens existing on the date hereof securing obligations existing on the date hereof, as such Liens and obligations are listed in Schedule 6.02 hereto;

          (c) Liens in favor of the Pennsylvania Department of Commerce pursuant to the PDCME Loan;

          (d) Liens incurred in connection with Capital Expenditures which are permitted pursuant to Section 6.01(f);

"Permitted Lien" shall in no event include any Lien imposed by, or required to be granted pursuant to, ERISA, any Environmental Law or arising from taxes, assessments, charges or claims described in Section 5.03 hereof. Nothing in this Section 6.02 shall be construed to limit any other restriction on Liens imposed by the Security Documents or otherwise in the Loan Documents.


     6.03. INDEBTEDNESS. The Borrower shall not at any time create, incur, assume or suffer to exist any Indebtedness, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

          (a) Indebtedness to the Lender pursuant to this Agreement and the other Loan Documents;

          (b) Indebtedness of the Borrower existing on the date hereof and listed in Schedule 6.03(b) hereof (but not any extensions, renewals or refinancings thereof);

          (c) Restricted Indebtedness as set forth on Schedule 6.03(c) as of the date hereof;

          (d) Accounts payable to trade creditors arising out of purchases of goods or services in the ordinary course of business;

          (e)  Capitalized Leases listed in Schedule 6.03(e);

          (f)  Indebtedness incurred in connection with the PDCME Loan;

          (g) Indebtedness of the Borrower arising from the issuance of unsecured promissory notes issued to the Borrower's shareholders, provided, however, (i) the aggregate principal amount of all such notes, including all existing stockholder notes, shall not exceed $1,500,000 at any time, (ii) the aggregate principal amount of any stockholder notes presented for payment in any fiscal quarter shall not exceed $300,000 per quarter, and (iii) the aggregate principal amount of any stockholder notes shall not fall below $750,000 at any time.

     6.04. GUARANTIES, INDEMNITIES, ETC. The Borrower shall not be or become subject to or bound by any Guaranty Equivalent, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

          (a)  Guaranty Equivalents existing on the date hereof and listed in
Schedule 6.04 hereto (but not extensions, renewals or refinancings thereof);

          (b)  Guaranty Equivalents arising in connection with the PCDME Loan;

          (c) Contingent liabilities arising from the endorsement of negotiable or other instruments for deposit or collection or similar transactions in the ordinary course of business; and

          (d) Indemnities by the Borrower of the liabilities of its directors or officers in their capacities as such pursuant to provisions presently contained in their articles of incorporation or by-laws (or other constituent documents) or as permitted by Law.

     6.05. LOANS, ADVANCES AND INVESTMENTS. The Borrower shall not at any time make or suffer to exist or remain outstanding any loan or advance to, or purchase, acquire or own (beneficially or of record) any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) in, or any other interest in, or make any capital contribution to or other investment in, any other Person, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

          (a)  Loans and investments existing on the date hereof and listed in
Schedule 6.05 hereof (but not any amendments, extensions or refinancings thereof);

          (b) Receivables owing to the Borrower arising from sales of inventory under usual and customary terms in the ordinary course of business;

          (c) Intercompany transfers from the Borrower to a Subsidiary, so long as such transfers are in the ordinary course of business and consistent with past practices of the Borrower and the Subsidiary;

          (d) Loans from a Subsidiary to the Borrower (it being understood that the Borrower shall at the request of the Lender, forthwith cause such Subsidiary to subordinate any or all such loans existing or hereafter arising, to the Obligations upon terms and conditions satisfactory to Lender);

          (e) Demand advances to officers and employees of the Borrower to meet expenses incurred by such officers and employees in the ordinary course of business and in amounts consistent with past practices;

          (f) Indebtedness to the Borrower arising from loans to directors, officers and management of the Borrower for the purpose of purchasing shares of common stock of the Borrower, provided, however, that the aggregate amount due pursuant to such loans shall not exceed $300,000;

          (g)  Cash Equivalent Investments;

          (h) Instruments or chattel paper evidencing an obligation to the Borrower for past due receivables, provided that such instruments or chattel paper shall be immediately delivered to the Lender and the Borrower takes such further action as required by the Lender, and provided, further that the total aggregate amount of such instruments and chattel paper shall not exceed $1,000,000 any time;

          (i) The purchase and redemption of up to 100,000 shares per year of the common stock of the Borrower by the Borrower, provided, however, that such purchases and redemptions are duly approved and authorized by the Borrowers and do not result in a breach of any financial covenant set forth in Article 6 of this Agreement.


     6.06. ACCOUNTS AT OTHER INSTITUTIONS. The Borrower shall not maintain any accounts of any kind at any depository institution other than the Lender, except as provided in Section 5.13 hereof.

     6.07.  DIVIDENDS AND RELATED DISTRIBUTIONS.

          (a) The Borrower shall not declare or make any Stock Payment, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except

               (i) A Subsidiary may declare and make Stock Payments if all of the capital stock of such Subsidiary is owned by the Borrower or by a direct or indirect wholly-owned Subsidiary of the Borrower.

               (ii) The Borrower may from time to time declare and make Stock Payments if such Stock Payment is payable solely in shares of capital stock (or options, warrants or rights therefor) of the Borrower.

               (iii) Stock Payments made by the Borrower and the Guarantor to holders of preferred stock as set forth in Schedule 6.07 hereto.

     6.08. SALE-LEASEBACKS. The Borrower shall not at any time enter into or suffer to remain in effect any transaction to which the Borrower are a party involving the sale, transfer or other disposition by the Borrower of any property (now owned or hereafter acquired), with a view directly or indirectly to the leasing back of any part of the same property or any other property used for the same or a similar purpose or purposes, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing.

     6.09. LEASES. The Borrower shall not at any time enter into or suffer to remain in effect any lease, as lessee, of any property, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

          (a) Operating leases of data processing equipment, office equipment, manufacturing equipment, transportation equipment or office space used by the lessee in the ordinary course of business, provided that such leases will not result in the payment or accrual by the Borrower of more than $500,000 in the aggregate in any twelve-month period and no such lease has a term longer than 5 years;

          (b) Leases cancellable by the lessee without penalty on not more than ninety (90) days' notice; and

          (c)  Capitalized Leases permitted under Section 6.03 hereof.

     6.10. MERGERS, ACQUISITIONS, ETC. The Borrower shall not (v) merge with or into or consolidate with any other Person, (w) liquidate, wind-up, dissolve or divide, (x) acquire all or any substantial portion of the properties of any going concern or going line of business, (y) acquire all or any substantial portion of the properties of any other Person, or (z) agree, become or remain liable (contingently or otherwise) to do any of the foregoing.

     6.11. DISPOSITIONS OF PROPERTIES. The Borrower shall not sell, convey, assign, lease, transfer, abandon or otherwise dispose of, voluntarily or involuntarily, any of its properties, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

          (a) The Borrower may sell inventory in the ordinary course of business; and

          (b) The Borrower may dispose of equipment which is obsolete or no longer useful in the business of the Borrower provided, that (i) the Borrower will report such disposition to the Lender in a timely manner, (ii) the Net Cash Proceeds of any such disposition shall substantially approximate the appraised value (taking into consideration depreciation) set forth in the equipment appraisal from Pollack & Sons, and (iii) an amount equal to the Net Cash Proceeds of such disposition shall be paid as a mandatory prepayment in accordance with Section 2.09(b) hereof (except for Net Cash Proceeds from dispositions in amounts not greater than $5,000 per item of equipment and $50,000 per annum in the aggregate proceeds which may be retained by the Borrower).

By way of illustration, and without limitation, it is understood that the following are dispositions of property subject to this Section 6.11: any disposition of Accounts, chattel paper or general intangibles, with or without recourse; any disposition of any leasehold interest. Nothing in this Section
6.11 shall be construed to limit any other restriction on dispositions of property imposed by the Security Documents or otherwise in the Loan Documents.

     6.12. ISSUANCE OF STOCK. Except with respect to the matters set forth in Schedule 6.12, the Borrower shall not issue, sell, otherwise dispose or suffer to remain outstanding, voluntarily or involuntarily, any additional shares of capital stock, or any options, warrants, calls, subscriptions, conversion rights, exchange rights, preemptive rights or other rights, agreements or arrangements (contingent or otherwise) which may in any circumstances now or hereafter obligate the Borrower to issue any shares of its capital stock, except shares of capital stock outstanding on the date hereof and set forth on Schedule 3.15 hereof.

     6.13. DEALINGS WITH AFFILIATES. Subject to Section 6.05 above, the Borrower shall not enter into or carry out any transaction with (including, without limitation, purchase or lease property or services from, sell or lease property or services to, loan or advance to, or enter into, suffer to remain in existence or amend any contract, agreement or arrangement with) any Affiliate of the Borrower, directly or indirectly, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

          (a) Existence and performance of contracts, agreements and arrangements in existence as of the date hereof and set forth in Schedule 6.13 hereof;

          (b) Directors and officers of the Borrower may be compensated for services rendered in such capacity to the Borrower, provided that such compensation is in good faith and on terms no less favorable to the Borrower than those that could have been obtained in a comparable transaction on an arm's-length basis from an unrelated Person, and the board of directors of such Borrower (including a majority of the directors having no direct or indirect interest in such transaction) approve the same;

          (c) Other transactions with Affiliates in good faith and on terms no less favorable to the Borrower than those that could have been obtained in a comparable transaction on an arm's-length basis from an unrelated Person, as to which the board of directors of such Borrower (including a majority of the directors having no direct or indirect interest in such transaction) approve such transaction and determine that such terms are no less favorable to the Borrower than those that could have been obtained in a comparable transaction on an arm's-length basis from an unrelated Person.

     6.14. LIMITATIONS ON MODIFICATION OF CERTAIN AGREEMENTS AND INSTRUMENTS. The Borrower shall not amend, modify or supplement its articles of incorporation or by-laws (or similar constituent documents).

     6.15. LIMITATION ON PAYMENTS OF RESTRICTED INDEBTEDNESS. The Borrower shall not directly or indirectly, pay, prepay, purchase, redeem, retire, defease or acquire, or make any payment (on account of principal, interest, premium or otherwise) of, or grant or suffer the existence of any Lien on any of its property (now owned or hereafter acquired) to secure any indebtedness, obligation or liability with respect to, or amend, modify or supplement any of the terms and conditions of, any Restricted Indebtedness, or, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except for payments on account of Indebtedness allowed pursuant to Section 6.03.

     6.16. LIMITATION ON OTHER RESTRICTIONS ON LIENS. The Borrower shall not enter into, become or remain subject to any agreement or instrument to which the Borrowers are a party or by which either of them or any of their respective properties (now owned or hereafter acquired) may be subject or bound that would prohibit the grant of any Lien upon any of its properties (now owed or hereafter required), except:

          (a)  The Loan Documents; and

          (b) (i) Restrictions pursuant to non-assignment provisions of any executory contract or of any lease by the Borrowers as lessee, and (ii) restrictions on granting Liens on property subject to a Permitted Lien for the benefit of the holder of such Permitted Lien to the extent in existence on the date hereof.

     6.17. LIMITATION ON OTHER RESTRICTIONS ON AMENDMENT OF THE LOAN DOCUMENTS, ETC. The Borrowers shall not enter into, become or remain subject to any agreement or instrument to which the Borrowers are a party or by which either of them or any of their respective properties (now owned or hereafter acquired) may be subject or bound that would prohibit or require the consent of any Person to any amendment, modification or supplement to any of the Loan Documents, except for the Loan Documents.

     6.18. MINIMUM AVAILABILITY. Immediately after the initial funding under this Agreement at the Closing and after considering all other then current expenditures, the Borrowers shall have availability under the Revolving Credit Facility which shall not be less than $1,500,000.


                             ARTICLE 7 - DEFAULTS

     7.01. EVENTS OF DEFAULT. An Event of Default shall mean the occurrence or existence of one or more of the following events or conditions (for any reason, whether voluntary, involuntary or effected or required by Law):

          (a)  The Borrower shall fail to pay when due principal of any Loan.

          (b) The Borrower shall fail to pay when due interest on any Loan, any fees, indemnity or expenses, or any other amount due hereunder or under any other Loan Document.

          (c) Any representation or warranty made or deemed made by any Loan Party in or pursuant to or in connection with any Loan Document, or any statement made by any Loan Party in any financial statement, certificate, report, exhibit or document furnished by any Loan Party to the Lender pursuant to or in connection with any Loan Document, shall prove to have been false or misleading in any material respect as of the time when made or deemed made (including by omission of material information necessary to make such representation, warranty or statement not misleading).

          (d) The Borrower shall default in the performance or observance of any covenant contained in Articles 5 and 6 hereof or any of the covenants contained in Sections 2.02 and 2.09.

          (e) Any Loan Party shall default in the performance or observance of any other covenant, agreement or duty under this Agreement or any other Loan Document.

          (f) Any Cross-Default Event shall occur with respect to any Cross-Default Obligation; PROVIDED, that if a Cross-Default Event would have occurred with respect to a Cross-Default Obligation but for the grant of a waiver or similar indulgence, a Cross-Default Event shall nevertheless be deemed to have occurred if the Borrower directly or indirectly gave or agreed to give any consideration for such waiver or indulgence (including but not limited to a reduction in maturity, an increase in rates or the granting of collateral). As used herein, "CROSS-DEFAULT OBLIGATION" shall mean any Indebtedness of the Borrower, or any agreement or instrument creating, evidencing or securing such Indebtedness. As used herein, "CROSS-DEFAULT EVENT" with respect to a Cross-Default Obligation shall mean the occurrence of any default, event or condition which causes or which would permit any Person or Persons to cause or which would with the giving of notice or the passage of time or both would permit any Person or Persons to cause all or any part of such Cross-Default Obligation to become due (by acceleration, mandatory prepayment or repurchase, or otherwise) before its otherwise stated maturity, or failure to pay all or any part of such Cross-Default Obligation at its stated maturity.

          (g) One or more judgments for the payment of money in excess of $50,000 in the aggregate at any one time shall have been entered against any Loan Party, and such judgment or judgments shall have remained undischarged and unstayed for a period of thirty consecutive days.

          (h) One or more writs or warrants of attachment, garnishment, execution, distraint or similar process shall have been issued against any Loan Party or any of its properties in excess of $50,000 in the aggregate at any one time and shall have remained undischarged and unstayed for a period of thirty consecutive days.

          (i) Any Governmental Action now or hereafter made by or with any Governmental Authority in connection with any Loan Document is not obtained or shall have ceased to be in full force and effect or shall have been modified or amended or shall have been held to be illegal or invalid, provided, however, such event has a Material Adverse Effect on the Borrower.

          (j) Any Security Document shall cease to be in full force and effect, or any Lien created or purported to be created in any Collateral pursuant to any Security Document shall fail to be valid, enforceable and perfected Lien in favor of the Lender securing the Obligations, having the priority purported to be given such Lien under such Security Document, or any Loan Party or any Governmental Authority shall assert any of the foregoing.

          (k) Any Loan Document or term or provision thereof shall cease to be in full force and effect (except in accordance with the express terms of such Loan Document), or any Loan Party shall, or shall purport to, terminate (except in accordance with the terms of such Loan Document), repudiate, declare voidable or void or otherwise contest, any Loan Document or term or provision thereof or any obligation or liability of any Loan Party thereunder.

          (l) The Lender shall have determined in good faith (which determination shall be conclusive absent manifest error) that an event or condition has occurred which could have a Material Adverse Effect, including without limitation any material and adverse change in any of the operations, management or financial condition of any Loan Party or in the value of the Collateral.

          (m) Any one or more Pension-Related Events referred to in subsection (a)(ii), (b) or (e) of the definition of "Pension-Related Event" shall have occurred; or any one or more other Pension-Related Events shall have occurred and the Lender shall determine in good faith (which determination shall be conclusive) that such other Pension-Related Events, individually or in the aggregate, could have a Material Adverse Effect.

          (n) Any one or more of the events or conditions set forth in the following clauses (i) or (ii) shall have occurred in respect of any Loan Party, and the Lender shall determine in good faith (which determination shall be conclusive) that such events or conditions, individually or in the aggregate, could have a Material Adverse Effect: (i) except as provided on
Schedule 3.24, any past or present violation of any Environmental Law by such Person, (ii) the existence of any pending or threatened Environmental Claim against any such Person, or the existence of any past or present acts, omissions, events or circumstances that could form the basis of any Environmental Claim against any such Person.

          (o) A Change of Management shall have occurred unless (i) within ninety (90) days of such Change of Management the Borrower shall have presented to the Lender a succession plan acceptable to the Lender; or (ii) the Borrower is diligently pursing a management succession plan and the failure to provide such succession plan does not have a Material Adverse Effect, provided, however, that within six (6) months of such Change of Management a succession plan acceptable to the Lender is presented by the Borrower and provided, further, however, that in the case of either (i) or
(ii) above, within thirty (30) days of hiring a successor pursuant to the succession plan, the Borrower shall have used its best efforts to procure from the successor a management support letter (in substantially the form of Exhibit Q).

          (p)  A proceeding shall have been instituted in respect of any Loan
Party

               (i) seeking to have an order for relief entered in respect of such Loan Party, or seeking a declaration or entailing a finding that such Loan Party is insolvent or a similar declaration or finding, or seeking dissolution, winding-up, charter revocation or forfeiture, liquidation, reorganization, arrangement, adjustment, composition or other similar relief with respect to such Loan Party, its assets or its debts under the United States Bankruptcy Code or any similar federal or state Law, or under any other Law relating to bankruptcy, insolvency, relief of debtors or protection of creditors, termination of legal entities or any other similar Law now or hereafter in effect, or


               (ii) seeking appointment of a receiver, trustee, liquidator, assignee, sequestrator or other custodian for such Loan Party or for all or any substantial part of its property and such proceeding shall result in the entry, making or grant of any such order for relief, declaration, finding, relief or appointment, or such proceeding shall remain undismissed and unstayed for a period of thirty (30) consecutive days.

          (q) Any Loan Party shall become insolvent; shall fail to pay, become unable to pay, or state that it is or will be unable to pay, its debts as they become due; shall voluntarily suspend transaction of its business; shall make a general assignment for the benefit of creditors; shall institute (or fail to controvert in a timely and appropriate manner) a proceeding described in Section 7.01(p)(i) hereof, or (whether or not any such proceeding has been instituted) shall consent to or acquiesce in any such order for relief, declaration, finding or relief described therein; shall institute (or fail to controvert in a timely and appropriate manner) a proceeding described in Section 7.01(p)(ii) hereof, or (whether or not any such proceeding has been instituted) shall consent to or acquiesce in any such appointment or to the taking of possession by any such custodian of all or any substantial part of its property; shall dissolve, wind-up, revoke or forfeit its charter (or other constituent documents) or liquidate itself or any substantial part of its property; or shall take any action in furtherance of any of the foregoing.

          (r) Any strike, lockout, labor dispute, embargo, condemnation, act of God or public emergency, or other casualty loss shall occur which results in the cessation or substantial curtailment of production or other revenue producing activities at any facility of any Loan Party for more than thirty
(30) days.

          (s) Any projections delivered to the Lender pursuant to this Agreement shall indicate that an Event of Default or Potential Default may occur.

          (t) Any Loan Party shall fail to properly maintain, protect and preserve all of its assets and properties, including without limitation any Collateral, or any Loan Party shall incur any insured or uninsured loss with respect to its assets and properties in an amount in excess of $250,000, including without limitation any Collateral.

     7.02.  CONSEQUENCES OF AN EVENT OF DEFAULT.

          (a) If an Event of Default specified in subsections (a) through (t) of Section 7.01 hereof (except for subsections (p) and (q)) shall occur and be continuing or shall exist, then, in addition to all other rights and remedies which the Lender may have hereunder or under any other Loan Document, at law, in equity or otherwise, the Lender shall be under no further obligation to make Loans hereunder, and the Lender may, by notice to the Borrower, from time to time do any or all of the following:

               (i) Declare the Commitments terminated, whereupon the Commitments will terminate and any fees hereunder shall be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue.

               (ii) Declare the unpaid principal amount of the Loans, interest accrued thereon and all other Obligations to be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue.

          (b)  If an Event of Default specified in subsection (p) or (q) of
Section 7.01 hereof shall occur or exist, then, in addition to all other rights and remedies which the Lender may have hereunder or under any other Loan Document, at law, in equity or otherwise, the Commitments shall automatically terminate and the Lender shall be under no further obligation to make Loans, and the unpaid principal amount of the Loans, interest accrued thereon and all other Obligations shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue.


                           ARTICLE 8 - MISCELLANEOUS

     8.01. HOLIDAYS. Whenever any payment or action to be made or taken hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

     8.02. RECORDS. The unpaid principal amount of the Loans owing to the Lender, the unpaid interest accrued thereon, the interest rate or rates applicable to such unpaid principal amount, the duration of such applicability, the Revolving Credit Committed Amount, and the accrued and unpaid Revolving Credit Commitment Fees shall at all times be determined from the records of the Lender, which shall be conclusive absent manifest error.

     8.03. AMENDMENTS AND WAIVERS. Neither this Agreement nor any Loan Document may be amended, modified or supplemented except in accordance with the provisions of this Section. The Lender and the Borrower may from time to time amend, modify or supplement the provisions of this Agreement or any other Loan Document for the purpose of amending, adding to, or waiving any provisions, releasing any Collateral, or changing in any manner the rights and duties of the Borrower or the Lender. Any such amendment, modification or supplement made by Borrower and the Lender in accordance with the provisions of this Section shall be binding upon the Borrower and the Lender. Any such amendment, modification or supplement must be in writing and shall be effective only to the extent set forth in such writing. Any Event of Default or Potential Default waived or consented to in any such amendment, modification or supplement shall be deemed to be cured and not continuing to the extent and for the period set forth in such waiver or consent, but no such waiver or consent shall extend to any other or subsequent Event of Default or Potential Default or impair any right consequent thereto.

     8.04.  NO IMPLIED WAIVER; CUMULATIVE REMEDIES; ESOP MATTERS.

          (a) No course of dealing and no delay or failure of the Lender in exercising any right, power or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the Lender under this Agreement and any other Loan Document are cumulative and not exclusive of any rights or remedies which the Lender would otherwise have hereunder or thereunder, at law, in equity or otherwise.

          (b) The Loan Parties have made the representations and warranties contained in Section 3.25 regarding their estimated liabilities or obligations relating to the ESOP. The Loan Parties each acknowledge that, notwithstanding any such liabilities or obligations arising under the ESOP or under any applicable Law, the performance of any such obligation or satisfaction of any such liability by a Loan Party shall not excuse such Loan Party from the performance of its obligations, or satisfaction of its liabilities, under the Loan Documents. The Loan Parties acknowledge that, for example, the exercise of "put" rights by employees pursuant to the ESOP may trigger payment obligations for a Loan Party, which, if paid, may nevertheless cause the occurrence of an Event of Default or Potential Default, notwithstanding the fact that the Loan Party may have had an obligation under the ESOP or applicable Law to honor the "put." The Loan Parties further acknowledge that the disclosure of these possible ESOP related obligations or liabilities in this Agreement does not create any implied waiver or consent on the part of the Lender with respect to any Event of Default or Potential Default.

     8.05.  NOTICES.

          (a) Except to the extent otherwise expressly permitted hereunder or thereunder, all notices, requests, demands, directions and other communications (collectively "NOTICES") under this Agreement or any Loan Document shall be in writing (including telexed and facsimile communication) and shall be sent by first-class mail, or by nationally-recognized overnight courier, or by telex or facsimile transmission (with confirmation in writing mailed first-class or sent by such an overnight courier), or by personal delivery. All notices shall be sent to the applicable party at the address stated on the signature pages hereof or in accordance with the last unrevoked written direction from such party to the other parties hereto, in all cases with postage or other charges prepaid. Any such properly given notice to the Lender shall be effective when received. Any such properly given notice to the Borrower shall be effective on the earliest to occur of receipt, telephone confirmation of receipt of telex or facsimile communication, one Business Day after delivery to a nationally-recognized overnight courier, or three Business Days after deposit in the mail.

          (b) The Lender may rely on any notice (whether or not such notice is made in a manner permitted or required by this Agreement or any Loan Document) purportedly made by or on behalf of the Borrower, and the Lender shall have no duty to verify the identity or authority of any Person giving such notice.

     8.06.  EXPENSES; TAXES; INDEMNITY.

          (a) The Borrower agrees to pay or cause to be paid and to save the Lender harmless against liability for the payment of all reasonable out-of-pocket costs and expenses (including but not limited to reasonable fees and expenses of counsel, including local counsel, auditors, consulting engineers, appraisers, and all other professional, accounting, evaluation and consulting costs) incurred by the Lender from time to time arising from or relating to
(i) the negotiation, preparation, execution, delivery, administration and performance of this Agreement and the other Loan Documents (including but not limited to the Collateral Management Fee, the Overadvance Fee, the Revolving Credit Commitment Fee and expenses of field examinations and periodic commercial finance audits of the Borrower, (ii) any requested amendments, modifications, supplements, waivers or consents (whether or not ultimately entered into or granted) to this Agreement or any Loan Document, and (iii) the enforcement or preservation of rights under this Agreement or any Loan Document (including but not limited to any such costs or expenses arising from or relating to (A) the creation, perfection or protection of the Lender's Lien on any Collateral, (B) the protection, collection, lease, sale, taking possession of, preservation of, or realization on, any Collateral, including without limitation advances for storage, insurance premiums, transportation charges, taxes, filing fees and the like, (C) collection or enforcement of an outstanding Loan or any other amount owing hereunder or thereunder by the Lender, and (D) any litigation, proceeding, dispute, workout, restructuring or rescheduling related in any way to this Agreement or the Loan Documents).

          (b) The Borrower hereby agrees to pay all stamp, document, transfer, recording, filing, registration, search, sales and excise fees and taxes and all similar impositions now or hereafter determined by the Lender to be payable in connection with this Agreement or any other Loan Documents or any other documents, instruments or transactions pursuant to or in connection herewith or therewith, and the Borrower agrees to save the Lender harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such fees, taxes or impositions.

          (c) The Borrower hereby agrees to reimburse and indemnify each of the Indemnified Parties from and against any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnified Party in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnified Party shall be designated a party thereto) that may at any time be imposed on, asserted against or incurred by such Indemnified Party as a result of, or arising out of, or in any way related to or by reason of, this Agreement or any other Loan Document, any transaction from time to time contemplated hereby or thereby, or any transaction financed in whole or in part or directly or indirectly with the proceeds of any Loan (and without in any way limiting the generality of the foregoing, including any violation or breach of any Environmental Law or any other Law by the Borrower; any Environmental Claim arising out of the management, use, control, ownership or operation of property by any of such Persons, including all on-site and off-site activities involving Environmental Concern Materials; any grant of Collateral; or any exercise by the Lender or any Lender of any of its rights or remedies under this Agreement or any other Loan Document); but excluding any such losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements resulting solely from the gross negligence or willful misconduct of such Indemnified Party, as finally determined by a court of competent jurisdiction. If and to the extent that the foregoing obligations of the Borrower under this subsection (c), or any other indemnification obligation of the Borrower hereunder or under any other Loan Document, are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable Law.

     8.07. SEVERABILITY. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

     8.08. PRIOR UNDERSTANDINGS. This Agreement and the other Loan Documents supersede all prior and contemporaneous understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein and therein.

     8.09. DURATION; SURVIVAL. All representations and warranties of each Loan Party contained herein or in any other in the Loan Document or made in connection herewith or therewith shall survive the making of, and shall not be waived by the execution and delivery of, this Agreement or any other Loan Document, any investigation by or knowledge of the Lender, the making of any Loan, or any other event or condition whatever. All covenants and agreements of each Loan Party contained herein or in any other Loan Document shall continue in full force and effect from and after the date hereof so long as the Borrower may borrow hereunder and until payment in full of all Obligations. Without limitation, all obligations of each Loan Party hereunder or under any other Loan Document to make payments to or indemnify the Lender shall survive the payment in full of all other Obligations, termination of the Borrower's right to borrow hereunder, and all other events and conditions whatever.

     8.10. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

     8.11. LIMITATION ON PAYMENTS. The parties hereto intend to conform to all applicable Laws in effect from time to time limiting the maximum rate of interest that may be charged or collected. Accordingly, notwithstanding any other provision hereof or of any other Loan Document, the Borrower shall not be required to make any payment to or for the account of the Lender, and the Lender shall refund any payment made by the Borrower, to the extent that such requirement or such failure to refund would violate or conflict with nonwaivable provisions of applicable Laws limiting the maximum amount of interest which may be charged or collected by the Lender.

     8.12. SET-OFF. The Borrower hereby agrees that, to the fullest extent permitted by law, if an Event of Default shall have occurred and be continuing or shall exist and if any Obligation of the Borrower shall be due and payable

(by acceleration or otherwise), each Lender shall have the right, without notice to the Borrower, to set-off against and to appropriate and apply to such Obligation any indebtedness, liability or obligation of any nature owing to the Borrower by the Lender, including but not limited to all deposits (whether time or demand, general or special, provisionally credited or finally credited, whether or not evidenced by a certificate of deposit) now or hereafter maintained by the Borrower with the Lender. Such right shall be absolute and unconditional in all circumstances and, without limitation, shall exist whether or not the Lender or any other Person shall have given notice or made any demand to the Borrower or any other Person, whether such indebtedness, obligation or liability owed to the Borrower are contingent, absolute, matured or unmatured (it being agreed that the Lender may deem such indebtedness, obligation or liability to be then due and payable at the time of such set-off), and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to the Lender or any other Person. The rights provided by this Section are in addition to all other rights of set-off and banker's lien and all other rights and remedies which the Lender may otherwise have under this Agreement, any other Loan Document, at law or in equity, or otherwise, and nothing in this Agreement or any other Loan Document shall be deemed a waiver or prohibition of or restriction on the rights of set-off or bankers' lien of any such Person.

     8.13.  SUCCESSORS AND ASSIGNS; PARTICIPATIONS; ASSIGNMENTS.

          (a) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lender, all future holders of the Notes, and their respective successors and assigns, except that the Borrower may not assign or transfer any of their rights hereunder or interests herein without the prior written consent of the Lender, and any purported assignment without such consent shall be void.

          (b) PARTICIPATIONS. Provided that the Lender maintains voting control over the Loans, the Lender may, in the ordinary course of its commercial banking business and in accordance with applicable Law, at any time sell participations to one or more commercial banks or other Persons (each a "PARTICIPANT") in all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments and the Loans owing to it and any Note held by
it). Notwithstanding the foregoing, this provision shall not effect the Participation Agreement between the Lender and First National Bank and Trust Company relating to the Term Loan.

          (c) FINANCIAL AND OTHER INFORMATION. The Borrower authorize the Lender to disclose to any Participant (each, a "TRANSFEREE") and any prospective transferee any and all financial and other information in such Person's possession concerning the Borrower and its affiliates which has been or may be delivered to such Person by or on behalf of the Borrower in connection with this Agreement or any other Loan Document or such Person's credit evaluation of the Borrower and its affiliates.

     8.14.  GOVERNING LAW; SUBMISSION TO JURISDICTION:  WAIVER OF JURY TRIAL.

          (a) GOVERNING LAW. THIS AGREEMENT AND ALL OTHER LOAN DOCUMENTS (EXCEPT TO THE EXTENT, IF ANY, OTHERWISE EXPRESSLY STATED IN SUCH OTHER LOAN DOCUMENTS) SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES.

          (b)  CERTAIN WAIVERS.  THE BORROWER HEREBY IRREVOCABLY AND
UNCONDITIONALLY:

               (i) AGREES THAT ANY ACTION, SUIT OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY STATEMENT, COURSE OF CONDUCT, ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH (COLLECTIVELY, "RELATED LITIGATION") MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN PHILADELPHIA COUNTY, PENNSYLVANIA, SUBMITS TO THE JURISDICTION OF SUCH COURTS, AND TO THE FULLEST EXTENT PERMITTED BY LAW AGREES THAT IT WILL NOT BRING ANY RELATED LITIGATION IN ANY OTHER FORUM (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE LENDER TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM);

               (ii) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY RELATED LITIGATION BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT ANY SUCH RELATED LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, AND WAIVES ANY RIGHT TO OBJECT, WITH RESPECT TO ANY RELATED LITIGATION BROUGHT IN ANY SUCH COURT, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER THE BORROWER;

               (iii) CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY RELATED LITIGATION BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO THE BORROWER AT THE ADDRESS FOR NOTICES DESCRIBED IN THIS AGREEMENT, AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW); AND

               (iv)  WAIVES THE RIGHT TO TRIAL BY JURY IN ANY RELATED
LITIGATION.

     IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement as of the date first above written.

ATTEST:                                B.B. WALKER COMPANY


By DOROTHY W. CRAVEN                   By KENT T. ANDERSON
   Dorothy W. Craven                      Kent T. Anderson, President

[Corporate Seal]
                                       Address for Notices:
                                         414 East Dixie Lane
                                         Asheboro, NC 27203

                                       Attn:  Kent T. Anderson

                                       Telephone:  (910) 625-8107
                                       Facsimile:  (910) 625-8158

                                       with a copy to:

                                       Smith Helms Mulliss & Moore, L.L.P.
                                       300 North Greene Street
                                       Suite 1400
                                       Greensboro, NC 27401

                                       Attn:  James A. Medford, Esquire

                                       Telephone:  (910) 378-5200
                                       Facsimile:  (910) 379-9558



                                       MELLON BANK, N.A.


                                       By ROGER D. ATTIX
                                          Roger D. Attix, Vice President

                                       Address for Notices:
                                         Mellon Bank Center
                                         1735 Market Street
                                         6th Floor
                                         Philadelphia, PA 19103


                                       Attn:  Roger D. Attix

                                       Telephone:  (215) 553-2164
                                       Facsimile:  (215) 553-0201

                                       with a copy to:

                                       Reed Smith Shaw & McClay
                                       2500 One Liberty Place
                                       Philadelphia, PA 19103

                                       Attn:  Ben Burke Howell, Esquire

                                       Telephone:  (215) 851-8100
                                       Facsimile:  (215) 851-1420